Certain identified information has been excluded from this exhibit because it both (i) is not material and (ii) would be competitively harmful if publicly disclosed. Omissions are designated as [**] FIBROCELL SCIENCE, INC. AND CASTLE CREEK PHARMACEUTICALS, LLC CO-DEVELOPMENT AND LICENSE AGREEMENT April 12, 2019 US-DOCS\106669270.9

TABLE OF CONTENTS

			Page
1.	DEFINITIONS		1
2.	LICENSE GRANTS		13
	2.1	License Grant to CCP	13
	2.2	Sublicense Rights.	13
	2.3	Assignment of Assigned Contracts.	14
	2.4	Access to Fibrocell Know-How	14
	2.5	No Implied Rights or Licenses	15
	2.6	Retained Rights	15
3.	GOVERNANCE		15
	3.1	General	15
	3.2	Joint Development Committee	15
	3.3	Dissolution of the JDC	17
4.	DEVELOPMENT PROGRAM		17
	4.1	Project	17
	4.2	Development Plan and Development Budget.	18
	4.3	Technical Cooperation	19
	4.4	Compliance with Applicable Laws	19
	4.5	Subcontracting Permitted.	19
5.	REGULATORY MATTERS		20
	5.1	Pharmacovigilance Agreement	20
	5.2	Preparation of Regulatory Filings.	20
	5.3	Notice of Communication with Regulatory Authorities.	21
	5.4	Regulatory Compliance	22
	5.5	Regulatory Documentation	22
	5.6	BLA Transfer	22
	5.7	Product Recall	22
	5.8	Cooperation	22
	5.9	Priority Review Voucher	23
	5.10	Rights of Reference to Regulatory Materials	23
6.	COMMERCIALIZATION		23
	6.1	Responsibility for Commercialization	23
	6.2	Packaging; CCP Trademarks	23
7.	MANUFACTURE AND SUPPLY OF PRODUCT		23

US-DOCS\106669270.9

TABLE OF CONTENTS PAGE 7.1 Commercial Manufacturing ...............................................................................23 8. DILIGENCE .........................................................................................................................23 8.1 By Fibrocell...........................................................................................................23 8.2 By CCP ..................................................................................................................23 9. PAYMENT OBLIGATIONS ...................................................................................................24 9.1 Upfront Payment ..................................................................................................24 9.2 Development Cost Sharing ..................................................................................24 9.3 Profit Sharing .......................................................................................................25 9.4 Method and Timing of Payments .......................................................................25 9.5 Milestone Payments. ............................................................................................25 9.6 Disputed Payments...............................................................................................26 9.7 Currency of Payment ...........................................................................................26 9.8 Accounting. ...........................................................................................................26 9.9 Withholding Tax ..................................................................................................27 10. RECORD KEEPING, RECORD RETENTION AND AUDITS ....................................................27 10.1 Record Keeping ....................................................................................................27 10.2 Record Retention .................................................................................................28 10.3 Audit Request .......................................................................................................28 10.4 Survival .................................................................................................................28 11. INVENTIONS, KNOW-HOW AND PATENTS .........................................................................28 11.1 Existing Intellectual Property .............................................................................28 11.2 Ownership of Inventions. ....................................................................................28 11.3 Patent Prosecution and Maintenance.................................................................29 11.4 Third Party Licenses............................................................................................31 11.5 Infringement by Third Parties. ...........................................................................31 11.6 Infringement Outside the Field...........................................................................33 11.7 Further Actions ....................................................................................................33 11.8 Intrexon Patents ...................................................................................................33 11.9 Change of Control ................................................................................................33 12. TRADEMARKS ....................................................................................................................33 12.1 Product Trademark .............................................................................................33 12.2 Trademark Prosecution and Maintenance ........................................................33 13. REPRESENTATIONS, WARRANTIES AND COVENANTS ......................................................34 13.1 The Parties’ Representations and Warranties ..................................................34 13.2 Additional Representations and Warranties of Fibrocell ................................35 ii US-DOCS\106669270.9

TABLE OF CONTENTS PAGE 13.3 Covenants of the Parties ......................................................................................37 13.4 Covenants of Fibrocell .........................................................................................38 13.5 Covenant of CCP..................................................................................................39 14. MUTUAL INDEMNIFICATION AND INSURANCE ..................................................................39 14.1 Fibrocell’s Right to Indemnification ..................................................................39 14.2 CCP’s Right to Indemnification .........................................................................39 14.3 Process for Indemnification ................................................................................40 14.4 Insurance ..............................................................................................................41 15. LIMITATION OF LIABILITY AND EXCLUSION OF DAMAGES; DISCLAIMER OF WARRANTY ..................................................................................41 16. CONFIDENTIALITY .............................................................................................................41 16.1 Confidentiality; Exceptions .................................................................................41 16.2 Degree of Care; Permitted Use ...........................................................................42 16.3 Permitted Disclosures ..........................................................................................42 16.4 Irreparable Injury ...............................................................................................43 16.5 Return of Confidential Information ...................................................................43 16.6 Survival of Obligations ........................................................................................43 17. PUBLICITY .........................................................................................................................43 17.1 Public Disclosure ..................................................................................................43 17.2 Use of Marks .........................................................................................................44 18. TERM AND TERMINATION .................................................................................................44 18.1 Term ......................................................................................................................44 18.2 Termination by CCP............................................................................................44 18.3 Termination for Material Breach .......................................................................45 18.4 Termination upon Insolvency .............................................................................45 18.5 Termination by CCP pursuant to Section 18.2 or Fibrocell pursuant to Section 18.3 or 18.4. .........................................................................................45 18.6 Termination by CCP Pursuant to Section 18.3 or 18.4 ....................................47 18.7 General Surviving Obligations ...........................................................................48 18.8 Accrued Rights, Surviving Obligations..............................................................49 18.9 Rights in Bankruptcy ...........................................................................................49 19. MISCELLANEOUS ...............................................................................................................49 19.1 Agency ...................................................................................................................49 19.2 Assignment; Change of Control. ........................................................................49 19.3 Further Actions ....................................................................................................50 19.4 Force Majeure ......................................................................................................50 iii US-DOCS\106669270.9

TABLE OF CONTENTS

PAGE

19.5	Notices	50
19.6	Amendment	51
19.7	Waiver	51
19.8	Counterparts	51
19.9	Construction	51
19.10	Governing Law	51
19.11	Severability	51
19.12	Compliance with Applicable Law	52
19.13	Entire Agreement of the Parties	52
19.14	Performance by Affiliates	52
19.15	Non-Solicitation	52

iv

US-DOCS\106669270.9

CO-DEVELOPMENT AND LICENSE AGREEMENT THIS CO-DEVELOPMENT AND LICENSE AGREEMENT (the “Agreement”) is made and entered into as of April 12, 2019 (the “Effective Date”) by and between FIBROCELL SCIENCE, INC., a Delaware corporation with a principal place of business at 405 Eagleview Blvd., Exton, Pennsylvania 19341 (“Fibrocell”), and CASTLE CREEK PHARMACEUTICALS, LLC, a Delaware limited liability company with a principal place of business at 6 Century Drive, Parsippany, New Jersey 07054 (“CCP”). Fibrocell and CCP are sometimes referred to herein individually as a “Party” and collectively as the “Parties”. Except as otherwise provided in Section 19.14, references to “Fibrocell” and “CCP” will not include their respective Affiliates. RECITALS WHEREAS, Fibrocell is a biotechnology company engaged in the research, development, and commercialization of pharmaceutical biologics for the amelioration, treatment and/or prevention of human diseases and conditions, including Recessive Dystrophic Epidermolysis Bullosa (“RDEB”); WHEREAS, CCP is a pharmaceutical company engaged in the research, development and commercialization of pharmaceutical compounds for the amelioration, treatment and/or prevention of human diseases and conditions; WHEREAS, Fibrocell has developed and is conducting clinical trials of its product known as FCX-007, which consists of an autologous dermal fibroblast genetically modified to express functional Type VII collagen (the “Product”); WHEREAS, CCP and Fibrocell desire to collaborate in certain activities to develop the Product for the treatment of RDEB; and WHEREAS, CCP desires to obtain, and Fibrocell is willing to grant to CCP, a license under Fibrocell’s proprietary technology to Exploit the Product, on the terms and conditions provided in this Agreement. AGREEMENT NOW, THEREFORE, in consideration of the foregoing and the covenants and promises contained in this Agreement and intending to be legally bound, the Parties agree as follows: 1. DEFINITIONS. As used herein, the following terms will have the following meanings: 1.1 “Acquired Party” has the meaning set forth in Section 11.9. 1.2 “Acquiror” has the meaning set forth in Section 11.9. 1.3 “Acquiror Affiliate” has the meaning set forth in Section 11.9. US-DOCS\106669270.9

1.4 “Affiliate” means a corporation, partnership, trust or other entity that directly, or indirectly through one or more intermediates, controls, is controlled by or is under common control with a specified Party. For such purposes, “control,” “controlled by” and “under common control with” will mean the possession of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting equity, voting member or partnership interests, control of a majority of the board of directors or other similar body, by contract or otherwise. In the case of a corporation, the direct or indirect ownership of more than fifty percent (50%) of its outstanding voting shares or the ability otherwise to elect a majority of the board of directors or other managing authority of the entity will in any event be presumptively deemed to confer control, it being understood that the direct or indirect ownership of a lesser percentage of such shares will not necessarily preclude the existence of control. 1.5 “Agreement” has the meaning set forth in preamble hereto. 1.6 “Applicable Law” means all applicable laws, rules, and regulations, including any rules, regulations, guidelines or other requirements of the Regulatory Authorities or other governmental authorities, that may be in effect from time to time in the Territory, including Health Care Laws. 1.7 “Assigned Contracts” means those contracts mutually agreed upon by the Parties. 1.8 “Assignment Date” has the meaning set forth in Section 2.3(b). 1.9 “Balancing Statement” has the meaning set forth in Section 9.4. 1.10 “Biosimilar Application” means an application or submission filed with a Regulatory Authority for marketing authorization of a Biosimilar Product. 1.11 “Biosimilar Product” means, with respect to the Product following Regulatory Approval in the applicable country, a biological product (a) that is “biosimilar” to or “interchangeable” with the Product, as the term “biosimilar” is defined in 42 U.S.C. § 262(i)(2) or 262(i)(3), as applicable, (b) for which Regulatory Approval is obtained in the Territory by referencing any regulatory materials of the Product, (c) that is approved for use in the Territory pursuant to a Regulatory Approval process governing approval of interchangeable or biosimilar biologics as described in 42 U.S.C. §§ 262, or any other similar provision that comes into force, or is the subject of a notice with respect to the Product under 42 U.S.C. § 262(l)(2), and (d) is sold in the Territory by any Third Party that is not a Sublicensee of CCP or its Affiliates under this Agreement and did not purchase the Product in a chain of distribution that included any of CCP or its Affiliates or Sublicensees. 1.12 “BPCIA” means Biologics Price Competition and Innovation Act of 2009, as amended. 1.13 “BLA” means a Biologics License Application for the Product under Section 351 of the Public Health Service Act, as may be amended, supplemented, or replaced, or any foreign equivalent thereto. 2 US-DOCS\106669270.9

1.14 “Breaching Party” has the meaning set forth in Section 18.3. 1.15 “CCP” has the meaning set forth in the preamble hereto. 1.16 “Change of Control” means, with respect to a Party, (a) the consummation of a merger or consolidation of such Party in which the shareholders of such Party that directly or indirectly control such Party immediately prior to such merger or consolidation do not continue to hold immediately following the closing of such merger or consolidation at least fifty percent (50%) of the combined voting power of the then outstanding securities of the surviving or resulting entity; (b) the consummation of a sale or transfer of all or substantially all of the assets of such Party to one or more Third Parties, or other similar transaction or series of related transactions; or (c) any transaction or series of transactions in which any person or entity or group of persons or entities acquires beneficial ownership of securities of a Party representing more than fifty percent (50%) of the combined voting power of the then outstanding securities of such Party; provided, however, that, notwithstanding subsections (a), (b) or (c) above, a sale of a Party’s securities in an underwritten public offering of such Party’s securities to multiple non-affiliated investors will not constitute a Change of Control. 1.17 “Clinical Trials” means Phase I Clinical Trials, Phase II Clinical Trials, Phase III Clinical Trials, Phase IV Clinical Trials (if applicable), and/or variations of such trials (e.g., Phase II/III) as those terms are defined by the FDA. 1.18 “CMC Data” means any and all Information contained in, as well as data supporting, the Chemistry, Manufacturing and Control sections (or sections corresponding thereto) of a BLA or other equivalent regulatory filing relating to the Product. 1.19 “Commencement” or “Commence” means, when used with respect to Clinical Trials (or the local equivalent), the date of enrollment of the first patient or subject in such Clinical Trials (or the local equivalent). 1.20 “Commercialization” means all activities undertaken relating to the manufacture for commercial use, marketing, and/or sale of the Product, including advertising, education, planning, marketing, promotion, distribution, market and product support, and will include post-Commercial Launch research, development, and medical activities such as Phase IV Clinical Trials but will exclude other Development activities. “Commercialize” will have a corresponding meaning. 1.21 “Commercial Launch” means the first arm’s length commercial sale of the Product by CCP or its Affiliate or Sublicensee to a Third Party (including any final sale to a distributor or wholesaler under any non-conditional sale arrangement) in a country where Regulatory Approval of the Product has been obtained; provided, however, that in no event will any sale or distribution of the Product for Pre-Launch Activities or use in a Clinical Trial be deemed a Commercial Launch. 1.22 “Commercially Reasonable Efforts” means (a) with respect to the efforts to be expended by a Party with respect to an agreed objective, except as otherwise 3 US-DOCS\106669270.9 provided in clause (b), such reasonable, diligent, and good faith efforts as such Party would normally use to accomplish a similar objective under similar circumstances taking into account the responsible allocation of such Party’s resources under the circumstances, but no less than the level of efforts and resources (including the promptness with which such efforts and resources would be applied) commonly used in the pharmaceutical industry with respect to a product of similar commercial potential at a similar stage in its development or product life by a party of the same or similar size as the Party, and with the same or similar resources as the Party, to achieve that applicable objective, and (b)(i) with respect to CCP’s obligations relating to the Commercialization of the Product under this Agreement, the efforts and resources normally used by a company in the biopharmaceutical industry of similar size and resources as CCP for a product that is of similar market potential at a similar stage in its product life, taking into account all relevant factors, including the responsible allocation of such company’s resources under the circumstances, the potential profitability of the Product, the costs and risks of Developing, Manufacturing, and Commercializing the Product, scientific, safety, efficacy and regulatory concerns, product profile, the competitiveness of the marketplace, regulatory exclusivity, the likelihood of regulatory approval given the regulatory structure involved, performance of other products that are of similar market potential and the likely timing of other products’ entry into the market, the patent protection and other proprietary position of the Product, relevant Third Party intellectual property necessary to Develop and Commercialize the Product, and other relevant factors commonly considered in similar circumstances, but not taking into account a competitive product in CCP’s portfolio, and (ii) with respect to Fibrocell’s obligations relating to the Development or Manufacturing of the Product under this Agreement, means efforts that are not less than those discovery, research, Development or Manufacturing efforts normally used by a company in the biopharmaceutical industry of similar size and resources as Fibrocell (including for purposes of such calculation, the financial resources afforded to Fibrocell as a result of CCP’s payments hereunder). For the avoidance of doubt, where a Party has an obligation to use Commercially Reasonable Efforts, the efforts of such Party and its Affiliates and Sublicensees will be considered in determining whether such Party has satisfied such obligation. 1.23 “Confidential Disclosure Agreement” has the meaning set forth in Section 16.1. 1.24 “Confidential Information” has the meaning set forth in Section 16.1. 1.25 “Control” means, with respect to any item of Information, Patent, Patent Application, know-how or other intellectual property right, the right to grant a license or sublicense with respect thereto as provided for in this Agreement, without violating the terms of any agreement or other arrangement with, or any legal rights of any Third Party. 1.26 “Cost Overruns” has the meaning set forth in Section 9.2. 1.27 “Damages” has the meaning set forth in Section 14.1. 1.28 “Debarred or Excluded” has the meaning set forth in Section 13.1(g). 1.29 “Develop” or “Development” means all activities relating to obtaining Regulatory Approval of the Product and all manufacturing activities undertaken prior to 4 US-DOCS\106669270.9

Commercialization (including those activities reasonably required for the scale up of Manufacturing processes or equipment in preparation for commercial supply of Product). This includes, for example, (a) preclinical testing, toxicology, formulation, clinical studies, including Clinical Trials, and regulatory affairs, and (b) manufacturing process development for bulk and finished forms of the Product, as applicable, production of clinical supply of Product, and manufacturing and quality assurance technical support activities. 1.30 “Development Budget” has the meaning set forth in Section 4.2(a). 1.31 “Development Costs” means the costs and expenses incurred by a Party or for its account after the Effective Date that are consistent with the approved Development Plan and are specifically attributable to the Development of the Product, and, in the case of Fibrocell, including the Intrexon Obligations, but excluding any royalties, milestones, sublicense income, reimbursements or other payments due to Intrexon under the Intrexon Agreement. 1.32 “Development Plan” has the meaning set forth in Section 4.2(a). 1.33 “Dollar” means a U.S. dollar, and “$” will be interpreted accordingly. 1.34 “Effective Date” has the meaning set forth in the preamble hereto. 1.35 “Excess Initial Development Costs” has the meaning set forth in Section 9.2. 1.36 “Executives” has the meaning set forth in Section 3.2(d). 1.37 “Exploit” or “Exploitation” means the making, having made, using, having used, selling, having sold, offering for sale and/or otherwise disposing of, the Product, including all discovery, research, Development (including the conduct of Clinical Trials), registration, modification, enhancement, improvement, manufacturing, labeling, storage, formulation, exportation, importation, optimization, transportation, distribution, promotion, marketing and Commercialization activities related thereto. 1.38 “FDA” means the United States Food and Drug Administration, or any successor thereto, having the administrative authority to regulate the marketing of human pharmaceutical products or biological therapeutic products in the United States. 1.39 “FDCA” has the meaning set forth in Section 1.51. 1.40 “Fibrocell” has the meaning set forth in the preamble hereto. 1.41 “Fibrocell Know-How” means all Information (a) listed in Exhibit 1.41 or (b) that is (i) Controlled by Fibrocell or its Affiliates as of the Effective Date or at any time during the term of this Agreement and (ii) used with, incorporated or included in, or otherwise necessary for the Exploitation of, the Product in the Field in the Territory. Fibrocell Know-How includes the Intrexon Confidential Information, Intrexon Know-How, Intrexon Materials (as those terms are defined in the Intrexon Agreement) and any other Information licensed or disclosed to Fibrocell under the Intrexon Agreement. Fibrocell Know-How includes Fibrocell’s 5 US-DOCS\106669270.9 or its Affiliates’ interest in unpublished Inventions and unpublished Joint Inventions. Fibrocell Know-How does not include Fibrocell Patent Rights. 1.42 “Fibrocell Patent Rights” means (a) the Patents listed in Exhibit 1.42, (b) any Patents that issue from the Patent Applications listed in Exhibit 1.42, (c) any Patents and/or Patent Applications that claim priority to a Patent or Patent Application listed in Exhibit 1.42, including any continuation, continued prosecution application, divisional, reissue or re- examination, (d) any other Patent and/or Patent Application that is Controlled by Fibrocell or its Affiliates as of the Effective Date or at any time during the term of this Agreement and that claims the Product or any other product, method, apparatus, material, manufacturing process or other technology that is necessary to Exploit the Product in the Field in the Territory, and (e) any foreign equivalents of the Patents and/or Patent Applications referenced in Section 1.42(a), (b), (c) or (d). Fibrocell Patent Rights include the Patents and Patent Applications licensed to Fibrocell under the Intrexon Agreement. Fibrocell Patent Rights includes Fibrocell’s interest in Joint Patent Rights. Fibrocell Patent Rights do not include Fibrocell Know-How. 1.43 “Field” means the amelioration, treatment and/or prevention of any and all diseases and conditions. 1.44 “Force Majeure Event” has the meaning set forth in Section 19.4. 1.45 “Fully Burdened Manufacturing Costs” has the meaning set forth in Exhibit 1.45. 1.46 “GAAP” means United States generally accepted accounting principles consistently applied. 1.47 “General Disclosure” has the meaning set forth in Section 17.1. 1.48 “Good Clinical Practices” or “GCP” means the then current standards, practices and procedures set forth in the guidelines entitled in “Good Clinical Practice: Consolidated Guideline,” including related regulatory requirements imposed by the FDA and (as applicable) any equivalent or similar standards in jurisdictions outside the Territory. 1.49 “Good Laboratory Practices” or “GLP” means the then current regulations set forth in 21 C.F.R. Part 58 and the requirements expressed or implied thereunder imposed by the FDA and (as applicable) any equivalent or similar standards in jurisdictions outside the Territory. 1.50 “Good Manufacturing Practices” or “GMP” means the then current regulations set forth in 21 C.F.R. Parts 210–211, 820 and 21 C.F.R. Subchapter C (Drugs), Quality System Regulations and the requirements thereunder imposed by the FDA, and, as applicable, any similar or equivalent regulations and requirements in jurisdictions outside the Territory. 1.51 “Health Care Laws” means, as applicable: (a) the U.S. Anti-Kickback Statute (42 U.S.C. Section 1320a-7b(b)), the U.S. Civil False Claims Act (31 U.S.C. Section 3729 et seq.), Sections 1320a-7, 1320a-7a, and 1320a-7b of Title 42 of the United States Code 6 US-DOCS\106669270.9

and the regulations promulgated pursuant to such statutes and any comparable self-referral or fraud and abuse laws promulgated by any state; (b) the U.S. Health Insurance Portability and Accountability Act of 1996 (42 U.S.C. Section 1320d et seq.), as amended by the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. Section 17921 et seq.), and the regulations promulgated thereunder (“HIPAA”) and any law or regulation the purpose of which is to protect the privacy of individually-identifiable patient information; (c) Medicare (Title XVIII of the Social Security Act); (d) Medicaid (Title XIX of the Social Security Act); (e) Patient Protection and Affordable Care Act of 2010, as amended by the Health Care and Education Affordability Reconciliation Act of 2010; (f) the Federal Food, Drug and Cosmetic Act (the “FDCA”), the Public Health Service Act (the “PHSA”) and FDA regulations promulgated thereunder; (g) the Sunshine/Open Payments Law (42 U.S.C. § 1320a-7h); and (h) any other requirements of law applicable to a Party’s (i) design, development, testing, studying, manufacturing, processing, storing, importing or exporting, licensing, labeling or packaging, advertising, distributing, selling, pricing, or marketing of biologics, (ii) remuneration (including ownership) to or by physicians or other health care providers (including kickbacks) or the disclosure or reporting of the same, (iii) patient or program charges, record-keeping, claims processing, documentation requirements, medical necessity, referrals, (iv) hiring of employees (excluding general employment laws and practices), (v) acquisition of services or supplies from those who have been excluded from government health care programs, (vi) quality, safety, privacy, security, licensure, accreditation activities or (vii) any other aspect of providing health care products or services, including the collection and reporting requirements and the processing of any applicable rebate, chargeback or adjustment. 1.52 “HIPAA” has the meaning set forth in Section 1.51. 1.53 “IND” means an Investigational New Drug application for the Product, which must be approved by the FDA (or foreign equivalent) before shipment of the Product intended for administration to humans. 1.54 “Indemnified Party” has the meaning set forth in Section 14.3(a). 1.55 “Indemnifying Party” has the meaning set forth in Section 14.3(a). 1.56 “Information” means ideas, inventions, discoveries, concepts, formulas, practices, procedures, processes, methods, knowledge, know-how, trade secrets, technology, designs, drawings, computer programs, skill, experience, documents, apparatus, results, clinical and regulatory strategies, test data, including pharmacological, toxicological and clinical data, analytical and quality control data, manufacturing data and descriptions, Patent and legal data, market data, financial data or descriptions, devices, assays, chemical formulations, specifications, compositions of matter, product samples and other samples, physical, chemical and biological materials and compounds, and the like, in written, electronic or other form, now known or hereafter developed, whether or not patentable. 1.57 “Initial BLA Approval” has the meaning set forth in Section 9.2. 1.58 “Initial Cost Cap” has the meaning set forth in Section 9.2. 7 US-DOCS\106669270.9

1.59 “Initial Development Costs” has the meaning set forth in Section 9.2. 1.60 “Initial Indication” means the amelioration, treatment and/or prevention of RDEB. 1.61 “Initial Public Disclosure” has the meaning set forth in Section 17.1. 1.62 “Intrexon” means Intrexon Corporation. 1.63 “Intrexon Agreement” means that certain Exclusive Channel Collaboration Agreement by and between Fibrocell and Intrexon, effective as of October 5, 2012, as amended by that certain First Amendment to Exclusive Channel Collaboration Agreement, dated June 28, 2013, that certain Second Amendment to Exclusive Channel Collaboration Agreement, dated January 10, 2014, and that certain letter agreement dated September 29, 2015, and as further amended from time to time. 1.64 “Intrexon Obligations” means amounts due to Intrexon pursuant to and in accordance with Section 4.7 of the Intrexon Agreement in consideration for the research and development support services performed by Intrexon for Fibrocell thereunder, to the extent such amounts due are (a) approved by CCP in advance and in writing, (b) directly and exclusively related to the Development of the Product in the Field and in the Territory, and (c) incurred in connection with such services performed after the Effective Date. 1.65 “Intrexon Rights” has the meaning set forth in Section 13.4(b). 1.66 “Inventions” has the meaning set forth in Section 11.2(a). 1.67 “Joint Development Committee” or “JDC” has the meaning set forth in Section 3.1. 1.68 “Joint Inventions” has the meaning set forth in Section 11.2(a). 1.69 “Joint Patent Rights” has the meaning set forth in Section 11.3(a)(iii). 1.70 “KOL” means key opinion leader. 1.71 “Manufacture” or “Manufacturing” means the activities to be performed by Fibrocell or CCP in connection with the manufacture, testing (including quality control, quality assurance and lot release testing), bulk packaging and/or storage of the Product, as applicable. 1.72 “Manufacturing and Supply Agreement” has the meaning set forth in Section 7.1. 1.73 “Milestone Payments” has the meaning set forth in Section 9.5(a). 8 US-DOCS\106669270.9

1.74 “Net Sales” means the gross amount received by CCP, its Affiliates or Sublicensees from Third Parties for sales of the Product in the Territory, less (solely to the extent related to the Product): (a) sales returns and allowances, including trade, quantity and cash discounts and any other adjustments, including those granted on account of price adjustments, billing errors, rejected goods, damaged goods, returns, rebates, recalls, replacements, uncollectible amounts due, chargeback rebates, fees, reimbursements or similar payments granted or given to wholesalers or other distributors, buying groups, healthcare insurance carriers or other institutions, managed health care organizations, pharmacy benefit managers (or equivalents thereof), national, state/provincial, local, and other governments, their agencies and purchasers and reimbursers, or to trade customers (managed care and similar types of rebates and chargebacks) or inventory writeoffs, (b) accrued allowances for normal and customary trade, quantity and cash discounts, (c) all of the following actually invoiced to the Third Party: freight, transportation, insurance, handling, packing and distribution charges, (d) inventory management fees or similar fees for bona fide services provided by wholesalers, distributors, warehousing chains and other Third Parties related to the distribution of the Product, (e) the actual loss experienced in respect of bad debts written off, (f) customs or excise taxes including import duties and other duties relating to sales, or other governmental charges (including any tax such as a value added or similar tax, other than any taxes based on income) relating to the sale of the Product, (g) any payment in respect to sales to any governmental authority in respect of any government subsidized program, including Medicare and Medicaid rebates, (h) the annual fee on prescription drug manufacturers imposed by the United States Patient Protection and Affordable Care Act, and (i) any item substantially similar in character and/or substance to the above, all as determined in accordance with GAAP on a basis consistent with CCP’s annual audited financial statements, and any other deductions not otherwise itemized above but which are hereinafter consistently applied across CCP’s products as a result of a change in Applicable Law or GAAP. In addition, Net Sales by CCP hereunder are subject to the following: (1) Any transfer, sale or other disposal of the Product by CCP to an Affiliate of CCP will not be included in Net Sales if that Affiliate is not an end-user of the Product; in such case, Net Sales will be calculated as above on the value charged or invoiced on the first arm’s length sale to a Third Party; 9 US-DOCS\106669270.9

(2) Use of the Product in Clinical Trials or pre-clinical trials or other research or development activities (including pursuant to an Expanded Access Program) or disposal of the Product for non-profit purposes of a commercially reasonable program (including, pursuant to patient assistance, indigent care, compassionate use, free goods and similar programs) will not give rise to any deemed sale for purposes of this definition, unless the Product is sold or disposed of for a profit; (3) In the event that the Product is Commercialized in combination with one or more products which are themselves not the Product under this Agreement for a single price, the Net Sales for the Product will be calculated by multiplying the sales price of such combination sale by the fraction A/(A+B) where A is the fair market value of the Product and B is the fair market value of the other product(s) in the combination sale. If the fair market value for any product sold in combination with the Product cannot be reasonably determined, the price attributed to such product will be based on the relative cost of goods for such product, as determined in accordance with GAAP. In addition, in the event that the Product is sold with any other product(s) or if any giveaways, discounts, rebates or charge-backs (whether as part of a customer loyalty, bundling or “loss leader” program, or otherwise) are provided for the Product to promote or sell other products or otherwise, the Net Sales for the Product will be no less than the fair market value of the Product on a stand-alone basis (excluding any such discounts, rebates or charge-backs); and (4) Notwithstanding anything to contrary contained herein, the following will not be considered Net Sales for purposes of this Agreement: sales of (x) a Biosimilar Product by any Sublicensee that has received a royalty-free license from CCP in settlement of any dispute or pursuant to any judgment (provided that any amounts received in settlement of an infringement claim will be treated in accordance with Section 11.5(a)), (y) the Product or a Biosimilar Product by a compulsory Sublicensee pursuant to a royalty-free license or sublicense granted to a Third Party through the order, decree or grant of a governmental authority having competent jurisdiction, authorizing such Third Party to Manufacture, use, sell, offer for sale, import or export the Product in the Territory, or (z) the Product as to which CCP does not receive any consideration tied to sales of the Product. If CCP appoints a distributor to sell an authorized Biosimilar Product of the Product, then only the consideration actually paid to CCP by such distributor will be included in the calculation of Net Sales. 1.75 “Non-Breaching Party” has the meaning set forth in Section 18.3. 1.76 “Non-Publishing Party” has the meaning set forth in Section 17.1. 1.77 “Party” or “Parties” has the meaning set forth in the preamble hereto. 1.78 “Patent” means (a) letters patent (or other equivalent legal instrument), including utility and design patents, and including any extension, substitution, registration, confirmation, reissue, re-examination or renewal thereof and (b) all foreign or international equivalents of any of the foregoing in any country in the Territory. 1.79 “Patent Application” means (a) an application for letters patent, including a reissue application, a re-examination application, a continuation application, a 10 US-DOCS\106669270.9 continued prosecution application, a continuation-in-part application, a divisional application or any equivalent thereof that is pending at any time during the term of this Agreement before a government Patent agency and (b) all foreign or international equivalents of any of the foregoing in any country in the Territory. 1.80 “Pharmacovigilance Agreement” has the meaning set forth in Section 5.1. 1.81 “Phase I Clinical Trial” means any clinical study conducted on sufficient numbers of human subjects to establish the safety of the Product over a range of doses, as more fully defined in 21 C.F.R. § 312.21(a), or its successor regulation. 1.82 “Phase II Clinical Trial” means any clinical study conducted on sufficient numbers of human subjects for an indication, to establish the safety and efficacy of the Product for such indication in a target patient population over a dosage range, as more fully defined in 21 C.F.R. § 312.21(b), or its successor regulation. 1.83 “Phase III Clinical Trial” means any clinical study intended as a pivotal study for purposes of seeking Regulatory Approval that is conducted on sufficient numbers of human subjects to establish that the Product is safe and efficacious for its intended use, to define warnings, precautions, and adverse reactions that are associated with the Product in the dosage range to be prescribed, and to support Regulatory Approval of the Product or label expansion of such pharmaceutical product, as more fully defined in 21 C.F.R. § 312.21(c), or its successor regulation. 1.84 “Phase IV Clinical Trial” means clinical study of the Product on human subjects commenced after receipt of Regulatory Approval of the Product for the purpose of satisfying a condition imposed by a Regulatory Authority to obtain Regulatory Approval, or to support the marketing of such pharmaceutical product, and not for the purpose of obtaining initial Regulatory Approval of the Product. 1.85 “PHSA” has the meaning set forth in Section 1.51. 1.86 “Pre-Launch Activities” means all Commercialization activities undertaken with respect to the Product in the Territory prior to Commercial Launch and in preparation for the launch of the Product in the Territory. Pre-Launch Activities will include advertising, education, product-related public relations, health care economic studies, governmental affairs activities for reimbursement and formulary acceptance, sales force training, and other activities as determined by CCP in its sole discretion that are to be conducted in the Territory prior to the Commercial Launch of the Product. 1.87 “Product” has the meaning set forth in the recitals hereto. 1.88 “Product Gross Profit” means Net Sales less Fully Burdened Manufacturing Costs and any amounts paid for Third Party licenses pursuant to Section 11.4. Notwithstanding the foregoing, Product Gross Profit shall never be less than zero dollars ($0). 1.89 “Product Patents” has the meaning set forth in Section 11.3(a)(i). 11 US-DOCS\106669270.9

1.90 “Rare Pediatric Disease Priority Review Voucher” means a priority review voucher issued by the FDA or otherwise under the authority of the United States Department of Health and Human Services to Fibrocell (or its Affiliate(s)) as the sponsor of a rare pediatric disease product application related to the Product, that entitles the holder of such voucher to priority review of a single human drug application submitted under Section 505(b)(1) or 505(b)(2) of the FDCA or Section 351(a) of the United States Public Health Service Act, as further defined in the FDCA, or any successor or similar voucher under any successor statute. 1.91 “RDEB” has the meaning set forth in the recitals hereto. 1.92 “Regulatory Approval” means, with respect to the Product, approval by the FDA of a BLA or other applicable filing and satisfaction of related applicable FDA registration and notification requirements with respect to the Product. 1.93 “Regulatory Authority” means any applicable supra-national, federal, national, regional, state, provincial or local regulatory agencies, departments, bureaus, commissions, councils or other government entities, including the FDA, regulating or otherwise exercising authority with respect to the Exploitation of the Product in the Territory. 1.94 “Regulatory Plan” has the meaning set forth in Section 5.2. 1.95 “Representing Party” has the meaning set forth in Section 13.1. 1.96 “Sublicense” means any agreement entered into by CCP and any person or entity, including Affiliates of CCP, granting such person or entity rights under any Fibrocell Patent Rights or Fibrocell Know-How, as the case may be, including grants of covenants not to sue and options to obtain licenses and/or sublicenses. 1.97 “Sublicensee” means any person or entity, including Affiliates of CCP, to which CCP grants a Sublicense under this Agreement. 1.98 “Territory” means the United States of America and its territories, commonwealths and protectorates (including Puerto Rico and Guam). 1.99 “Third Party” means any person or entity other than CCP, Fibrocell, or an Affiliate of either of them. 1.100 “Trademark” means any word, name, symbol, color, designation or device or any combination thereof, whether registered or unregistered, including any trademark, trade dress, service mark, service name, brand mark, trade name, brand name, logo or business symbol. 1.101 “Valid Claim” means, for a country, a claim of an unexpired issued Patent or a pending Patent Application filed and kept pending in good faith, where either or both (a) such Patent or Patent Application is included in either the Patents or Patent Applications licensed to CCP under this Agreement, or (b) such claim directed to an Invention made solely or jointly by Fibrocell (whether or not assigned to CCP pursuant to Article 11) that in the absence of ownership thereof or a license thereto, would be infringed by the Exploitation of the Product 12 US-DOCS\106669270.9

and that has not been (i) cancelled with prejudice, (ii) withdrawn from consideration without the ability to submit or refile, (iii) finally determined to be unallowable by the applicable governmental authority (and from which no appeal is or can be taken), (iv) finally determined to be invalid or unenforceable by a court of competent jurisdiction, (v) disclaimed, or (vi) abandoned. For purposes hereof, a claim in a Patent Application that has not been granted before the later to occur of (A) the date that is seven (7) years after its earliest effective priority date in a given country, or (B) the date of Commercial Launch in such country, will not be considered to be a Valid Claim unless and until it is granted. 2. LICENSE GRANTS 2.1 License Grant to CCP. On the terms and subject to the conditions of this Agreement, including the payment obligations under Article 9, Fibrocell, on behalf of itself and its Affiliates, hereby grants to CCP, effective upon the Effective Date, an exclusive (even as to Fibrocell and its Affiliates) license with the right to grant sublicenses in accordance with Section 2.2, under the Fibrocell Know-How and Fibrocell Patent Rights, to Exploit the Product in the Field in or for the Territory, provided that the foregoing license is subject to Fibrocell’s rights to Develop the Product as set forth in Article 4 and Manufacture the Product as set forth in Article 7. 2.2 Sublicense Rights. (a) CCP will have the right to grant written Sublicenses, through multiple tiers, under the rights granted to it under Section 2.1 to any of its Affiliates and Third Parties. CCP’s right to grant such Sublicenses will be subject to the following: (a) each Sublicensee will agree to be bound by all of the applicable terms and conditions of this Agreement; (b) the terms of each Sublicense granted by CCP will provide that the Sublicensee will be subject to the terms and conditions of this Agreement; (c) CCP’s grant of any Sublicense will not relieve CCP from any of its obligations under this Agreement; (d) CCP will notify Fibrocell of the identity of any Sublicensee promptly after entering into any Sublicense and provide Fibrocell with a copy of the Sublicense, provided that CCP may redact such copy at its discretion to remove information that is not relevant to this Agreement; and (e) the Sublicense must be in writing. (b) Unless a Sublicense provides that it will terminate upon termination of this Agreement, if this Agreement terminates for any reason other than termination by CCP pursuant to Section 18.2(a), then at the option of any Sublicensee not in material breach of the applicable Sublicense such Sublicensee will, from the effective date of such termination, become a direct licensee of Fibrocell under, and subject to the terms and conditions of, this Agreement, subject to modifications to the Sublicense with respect to territory, field and exclusivity consistent with the scope of this Agreement and so as to accommodate all such Sublicensees; provided, however, that such Sublicensee promptly cures all material breaches by CCP of this Agreement; and provided further that Fibrocell (i) will not have under any such direct license any obligations that are greater than or inconsistent with the obligations of Fibrocell under this Agreement or any fewer rights than it has under this Agreement, and (ii) Fibrocell will have no liability for any obligations arising prior to effective date of such direct 13 US-DOCS\106669270.9 license or for any obligations of CCP whenever arising and Fibrocell will be released from any and all liability relating to such obligations. 2.3 Assignment of Assigned Contracts. (a) Promptly following the Effective Date, the Parties will discuss and agree on which contracts that Fibrocell is a party to will be deemed Assigned Contracts. Fibrocell agrees to assign, and hereby assigns (to the extent permitted by the terms of such Assigned Contract), (i) as promptly as reasonably possible following the date of determination, all Assigned Contracts identified pursuant to the first sentence of this section, and (ii) from time to time after the Effective Date, all other Assigned Contracts as mutually agreed by the Parties. (b) In the event that (i) the assignment of the Assigned Contracts or any claim, right or benefit arising thereunder or resulting therefrom, without the consent of any Third Party, would constitute a breach or other contravention thereof, be ineffective with respect to any party thereto, or in any way adversely affect the claims, rights or benefits of CCP thereunder, and (ii) Fibrocell shall not have received the consent or approval of such Third Party prior to the proposed date of such assignment pursuant to Section 2.3(a) (such date, the “Assignment Date”), at the request of and for the benefit of CCP as to a particular Assigned Contract, Fibrocell and CCP shall use good faith efforts to obtain the consent or approval of any such Third Party to the assignment of such Assigned Contract or any claims, rights or benefits arising thereunder for the assignment thereof to CCP. Until such consent or approval is obtained, at the request of and for the benefit of CCP as to a particular Assigned Contract, Fibrocell will cooperate with CCP to enter into a mutually agreeable arrangement under which (A) CCP would obtain, to the maximum extent possible, the claims, rights and benefits under each such Assigned Contract (to the extent such claims, rights or benefits constitute Assigned Contract), (B) CCP would (i) assume, to the extent possible, all obligations of Fibrocell with respect to each such Assigned Contract arising on or after the Assignment Date and indemnify CCP in connection therewith and (ii) promptly pay to Fibrocell any amounts accruing under such Assigned Contract on or after the Assignment Date that are required to be paid by Fibrocell, and actually paid to a Third Party. At the request of and for the benefit of CCP as to a particular Assigned Contract, Fibrocell shall continue to use reasonable commercial efforts to obtain all such required consents and approvals, it being understood that upon receipt of all required consents and approvals for the assignment of an Assigned Contract (or any claim, right or benefit arising thereunder or resulting therefrom) to CCP, the assignment of such Assigned Contract shall be deemed to be effective as of the Assignment Date. Fibrocell will promptly pay to CCP, when received, all monies received under any Assigned Contract, or any claim, right or benefit arising thereunder, not assigned or transferred to the CCP on the Assignment Date. 2.4 Access to Fibrocell Know-How. Promptly after the Effective Date, Fibrocell will, at its sole expense, make available to CCP copies of the Fibrocell Know-How set forth on Exhibit 1.41. On a quarterly basis during the term of this Agreement, Fibrocell will, at its sole expense, make available to CCP any new material Fibrocell Know-How generated by or on behalf of Fibrocell of which Fibrocell is aware. For the sake of clarity, the transfer of Fibrocell Know-How contemplated by this Section 2.4 is intended to be documentary only, and is not intended to include any services by, or on behalf of Fibrocell. 14 US-DOCS\106669270.9

2.5 No Implied Rights or Licenses. Neither Party grants to the other Party any rights or licenses in or to any Patent or other intellectual property right, whether by implication, estoppel or otherwise, except to the extent expressly provided for under this Agreement. 2.6 Retained Rights. Except as set forth herein, Fibrocell retains for itself, its Affiliates and future licenses any and all rights under the Fibrocell Know-How and Fibrocell Patent Rights to Exploit products and services other than the Product in the Field and in the Territory. 3. GOVERNANCE 3.1 General. Promptly after the Effective Date, the Parties will establish a joint development committee (the “Joint Development Committee” or “JDC”) in accordance with Section 3.2(a) to oversee the Parties’ Development activities under this Agreement, including the financial and budgetary aspects thereof. The JDC may establish subcommittees, by unanimous agreement, to monitor and direct the Parties’ Development activities under this Agreement, including, by way of example, a CMC subcommittee, a clinical supply subcommittee, a regulatory subcommittee, or a finance subcommittee. The JDC will have the responsibilities and authority allocated to it in this Article 3 and elsewhere in this Agreement, and will make decisions consistent with the goal of implementing the Development Plan and conducting other activities under this Agreement in a manner consistent with the optimization of Product Development and Commercialization. The representatives of each Party on the JDC and any subcommittee will be responsible for ensuring that their decisions and actions are consistent with the views of, and have been approved by, the Party that appointed them. 3.2 Joint Development Committee. (a) Composition. Each Party will appoint two (2) of its senior employees to serve on the JDC or any subcommittee thereof, it being understood that each Party shall always have an equal number of representatives appointed to the JDC, or any subcommittee. CCP’s initial JDC representatives will be Timothy M. Cunniff and Ronald Ritz. Fibrocell’s initial JDC representatives will be Sean Buckley and Anna Malyala. The chairperson of the JDC and each subcommittee will alternate annually between the Parties. The initial JDC chairperson will be appointed by CCP. Each Party may replace its JDC representatives (including the chairperson appointee) by written notice to the other Party. (b) Responsibilities. The JDC will oversee and monitor the direction and course of the Development activities to be conducted hereunder. Without limiting the generality of the foregoing, the JDC will: (i) review, provide comment on, and approve Development Plans and related Development Budget, adjustments and updates thereto proposed by a Party, including through such Party’s representatives on the JDC, from time to time as it deems appropriate; (ii) review the Development activities and obligations of the Parties and the subcommittees under this Agreement; (iii) resolve any Development-related disputes or disagreements submitted to it by the Parties’ representatives thereto or by the subcommittees, as further described in Section 3.2(d); (iv) review all material data arising in the course of Development activities conducted pursuant to this Agreement by either Party; (v) review and 15 US-DOCS\106669270.9 discuss the preparation of regulatory filings for the Product, including new IND filings, applications for Regulatory Approval, and supportive filings with Regulatory Authorities; (vi) discuss the Development of label expansions, new dosage forms, formulations, or other new developments; (vii) appoint subcommittees as it deems appropriate for carrying out its responsibilities hereunder; (viii) perform such other Development-related oversight and monitoring functions as appropriate to further the purposes of this Agreement as determined by the Parties, including the periodic evaluation of performance against goals; and (ix) designate policies and procedures for the Parties’ reporting and calculation of Product Gross Profit and other financial terms set forth in this Agreement, and approve all variances from the applicable Development Budget in accordance with Section 9.2. (c) Meetings and Voting. The JDC will meet at least once per calendar quarter at times mutually agreed upon by the Parties until Commercial Launch of the Product for the Initial Indication, after which time the frequency of such meetings may be as otherwise agreed by the Parties. At least two (2) such meetings per calendar year must be held in person, and all other such meetings may be held by teleconference or videoconference. The location of the meetings of the JDC to be held in person will alternate between sites designated by each Party, with each meeting held at a location within the Territory mutually agreed by the Parties. Each Party will bear all the expenses of its representatives on the JDC. The JDC chairperson will issue an agenda reasonably in advance of each meeting for review and comment by the other Party’s JDC representatives. The other Party’s JDC representatives shall have five (5) days to review and comment on the agenda. The JDC chairperson shall incorporate all reasonable comments of the Party’s representatives to the JDC in the agenda, and that agenda (i.e., with the reasonable comments of the other Party’s JDC representatives) shall be the agenda for the relevant meeting of the JDC. The JDC chairperson will appoint one (1) member of the JDC from the other Party to keep accurate minutes of each meeting and that person will use all reasonable efforts to circulate draft minutes of each JDC meeting to all JDC representatives for comment and review within five (5) business days after the relevant meeting. The JDC representatives will have ten (10) business days from the date of circulation of such draft minutes to provide comments. The JDC representative preparing the minutes will incorporate timely received comments and, after receiving approval from the JDC chairperson, distribute finalized minutes to all JDC representatives within twenty (20) business days after the relevant meeting. A meeting of the JDC will be effective only if it has been duly called in writing upon at least twenty (20) business days prior notice, an agenda for the meeting is circulated at least ten (10) business days prior to the meeting, and at least the JDC chairperson (or his or her designee) and at least one representative from each Party are present or participating in such meeting. The JDC and each subcommittee will take action only by unanimous consent. If any subcommittee is unable to decide a matter unanimously after five (5) business days of due consideration, then such disagreement will be submitted to the JDC. Each of CCP and Fibrocell will have one (1) collective vote on the JDC regardless of how many representatives such Party has in attendance at such meeting, and any matter voted on will require the unanimous vote of both Parties. If a disagreement among members of the JDC remains unresolved for more than ten (10) days after the JDC first addresses such matter (or such longer period as the Parties may mutually agree upon), such disagreement will be resolved in accordance with Section 3.2(d). (d) Dispute Resolution. If the JDC is unable to resolve any dispute, controversy, or claim arising under this Agreement, including matters escalated to the JDC by 16 US-DOCS\106669270.9 any subcommittee, within ten (10) days after it first addresses such matter (or such longer period as the Parties may mutually agree upon), then the dispute will be referred to senior executive officers of each Party having authority to make decisions in such matters (“Executives”) of each Party, and, in the event the Executives of each Party are unable to resolve the dispute within ten (10) days after receiving notice of the dispute (or such longer period as the Parties may mutually agree upon), then the matter will be finally decided by CCP. For clarity, matters relating to a Party’s alleged breach of its obligations under this Agreement will not be finally decided by CCP but may be submitted for resolution by either Party, after the applicable discussion periods set forth above have expired, to a court of competent jurisdiction as set forth in Section 19.10. Notwithstanding the foregoing, neither the JDC nor CCP shall use its final decision making authority to (i) dissolve any subcommittee of the JDC once established except as set forth in Section 3.3, (ii) allocate to a Party any authority intended to be delegated to the JDC, (iii) resolve any dispute as to what level of efforts constitutes Commercially Reasonable Efforts, (iv) alter or amend the Development Budget in a manner that would increase the Development Costs above the Development Cost Cap or that would reduce the Initial Development Costs to an amount less than what is set forth in the initial Development Budget; (v) require any Party to take any action that would, or fail to take any action where the failure to take such action would, to the knowledge of CCP, (A) violate Applicable Laws or any agreement with any Third Party, or (B) infringe the intellectual property rights of any Third Party; (vi) frustrate the purpose of this Agreement or any provision hereof; or (vii) amend the Development Plan to include the Development of any indication or use for the Product other than the Initial Indication. The JDC will have no power to alter, amend, modify or waive compliance with this Agreement or Applicable Law, to interpret, alter, increase, expand, or waive a Party’s rights or obligations under this Agreement, including to expand Development of the Product under the Development Plan into any indication(s) other than the Initial Indication, or, subject to Section 9.2(a), to increase the scope of any Party’s responsibilities under this Agreement or cause any Party to spend amounts in furtherance of the Development Plan in excess of those amounts budgeted in the initial Development Plan. 3.3 Dissolution of the JDC. The JDC and any subcommittees will exist until such time as CCP decides to dissolve the JDC; provided, that the JDC and any subcommittee may not be dissolved until the Commercial Launch in the Territory, and provided further, that upon such dissolution, CCP will establish a replacement governance structure that is materially consistent with the governance structure provided under this Article 3 that will provide Fibrocell with substantially the same representation, consultation and other rights with respect to the matters that were otherwise subject to the monitoring and oversight of the JDC. Each subcommittee will exist until such time as the JDC decides to dissolve such subcommittee. In the event that any subcommittee is dissolved, the JDC will take on all of the responsibilities of such subcommittee. 4. DEVELOPMENT PROGRAM 4.1 Project. During the period of time in which the Product is being Developed, the Parties will cooperate with each other to provide reasonable support in the conduct of all activities that are reasonably necessary or useful for the Development of the Product in the Territory consistent with the Development Plan. Notwithstanding the foregoing, Fibrocell will, subject to the authority of the JDC, be solely responsible for the Development of 17 US-DOCS\106669270.9 the Product for the Initial Indication through Initial BLA Approval, and CCP will be solely responsible for Development of the Product for the Initial Indication thereafter. Each Party will be responsible for conducting the activities assigned to it in the Development Plan under the direction and supervision of the JDC, provided, that neither Party will be assigned obligations under the Development Plan without such Party’s prior written approval, which will not be unreasonably withheld, delayed or conditioned, it being understood that each Party has approved and consented to the Development Plan and Development Budget attached hereto as Exhibits 4.2(a)(i) and 4.2(a)(ii), and a Party will act reasonably when considering amendments to the initial Development Plan and Development Budget. Each Party will be responsible for selection and supervision of its personnel assigned to tasks related to Development activities. The JDC will be responsible for making, and have authority to make, all decisions, and undertake any actions necessary as a result of such decisions, regarding Development (including additional preclinical and clinical Development and testing) and preparing and filing BLAs and any other applications for Regulatory Approval, all in a manner consistent with this Agreement; provided that the JDC will not take any action for the purpose of delaying milestone payments to be made under Article 9. Subject to JDC oversight as set forth in Section 3.2, each Party will carry out its obligations under the development program in accordance with the Development Plan. 4.2 Development Plan and Development Budget. (a) The Development of the Product will be governed by a Development plan (“Development Plan”), and the costs and expenses relating to the Development of the Product will be governed by a Development budget (“Development Budget”), the initial agreed versions of which are attached as Exhibits 4.2(a)(i) and 4.2(a)(ii), respectively. Updates thereto made pursuant to Section 4.2(b) will be prepared by the JDC; provided, that either Party may propose updates to the Development Plan to be made by the JDC. Each Development Plan may include, as mutually agreed by the Parties: (1) a description of all Clinical Trials to be conducted by Fibrocell and, if applicable, CCP to support Regulatory Approval in the Territory, and related timelines; (2) other material activities necessary for Development of the Product in the Territory; (3) the proposed overall program of Development for the Product in the Territory, including all preclinical studies, toxicology, pharmacology studies, formulation, process development, clinical studies, and Regulatory Plans and other elements of obtaining Regulatory Approval in the Territory; (4) at an appropriate stage of Development, a publication strategy; (5) the roles and responsibilities of each Party and the JDC, and, if applicable, each subcommittee of the JDC; and (6) plans related to clinical Manufacturing of the Product and to Manufacturing scale-up to enable commercial scale manufacturing prior to Commercial Launch. The Development Plan and the Development Budget will be updated at least once per calendar year in accordance with Section 4.2(b) and will cover the following three (3) calendar year period. (b) The JDC will, on an annual basis, prepare and approve updates to the Development Plan and Development Budget by September 30 of each calendar year for the following three (3) calendar year period, which updates shall be subject to the unanimous consent of the JDC through Initial BLA Approval. From time to time in between such annual updates, the JDC may amend the Development Budget or Development Plan, consistent with the principles set forth in Section 4.1. 18 US-DOCS\106669270.9

(c) The costs of the Development activities set out in each Development Plan as set forth in the applicable approved Development Budget will be allocated between the Parties as set out in Article 9, provided that CCP will be solely responsible for the first twenty million Dollars ($20,000,000) of such costs. The Parties agree that the total amount of the Fibrocell costs set forth in the initial Development Budget attached hereto as Exhibit 4.2(a)(ii) will be reimbursed to Fibrocell in accordance with Section 9.2 to the extent that Fibrocell actually incurs such costs. 4.3 Technical Cooperation. Upon request, each Party will provide reasonable assistance and technical expertise as necessary to transfer appropriate technology to the other Party to support Development of the Product under this Agreement; provided, such assistance and technical expertise by a Party shall not exceed forty (40) hours per month. Such assistance may include the grant of appropriate rights of access and reference to regulatory filings to enable the Parties to assume responsibility for Development of the Product, and participation in meetings with regulatory agencies with respect to the Product. 4.4 Compliance with Applicable Laws. Each Party, in performing its activities under this Agreement, will comply with all Applicable Laws, including where applicable, then-current GCP, GLP, GMP, and applicable Health Care Laws. 4.5 Subcontracting Permitted. (a) CCP acknowledges and agrees that portions of the work to be performed by Fibrocell under this Agreement may be performed on behalf of Fibrocell by Third Parties, provided that (i) Fibrocell will first have obtained written confidentiality agreements with any such subcontractors and written assignments of, or equivalent rights under, all Patent rights, know-how and other intellectual property rights that such subcontractors may develop by reason of work performed under this Agreement, (ii) any such subcontractors must be approved by CCP in advance in writing (such approval not to be unreasonably withheld, conditioned or delayed), provided that the subcontractors identified on Exhibit 4.5(a) will be deemed pre- approved, and (iii) Fibrocell will be and remain responsible to CCP for the performance of its subcontractors. Without limiting the generality of the foregoing, Fibrocell will include in its agreements entered into after the Effective Date with each of its subcontractors under this Section 4.5(a), (A) a right for CCP to receive, directly or through Fibrocell, any confidential information of such subcontractor disclosed under or related to such subcontract (including any information obtained in connection with any audit of such subcontractor) that is reasonably necessary for CCP to perform its obligations or exercise its rights under this Agreement, and (B) a right to audit the performance of such subcontractor under such subcontract, including through audit of any applicable books, records, data or other Information of such subcontractor, consistent with industry practice. (b) Fibrocell acknowledges and agrees that portions of the work to be performed by CCP under this Agreement may be performed on behalf of CCP by Third Parties, provided that (i) CCP will first have obtained written confidentiality agreements with any such subcontractors and written assignments of, or equivalent rights under, all Patent rights, know- how and other intellectual property rights that such subcontractors may develop by reason of work performed under this Agreement, and (ii) CCP will be and remain responsible to Fibrocell 19 US-DOCS\106669270.9 for the performance of its subcontractors. Without limiting the generality of the foregoing, CCP will include in its agreement with each of its subcontractors under this Section 4.5(b), (A) a right for Fibrocell to receive, directly or through CCP, any confidential information of such subcontractor disclosed under or related to such subcontract (including any information obtained in connection with any audit of such subcontractor) that is reasonably necessary for Fibrocell to perform its obligations hereunder, and (B) a right to audit the performance of such subcontractor under such subcontract, including through audit of any applicable books, records, data or other Information of such subcontractor, consistent with industry practice. 5. REGULATORY MATTERS 5.1 Pharmacovigilance Agreement. The Parties will, within sixty (60) days after written request by the JDC, convene a meeting to negotiate in good faith the terms and conditions of a pharmacovigilance agreement (“Pharmacovigilance Agreement”), which will establish all material economic, regulatory, business and technical terms under which the Parties will, consistent with Section 5.3, collect, monitor, research, assess and evaluate information from healthcare providers and patients on the adverse effects, if any, of the Product for their respective territories, with a view to identifying new information about hazards associated with the Product and preventing harm to patients. Within ninety (90) days after the commencement of those negotiations, the Parties will work in good faith to execute a mutually satisfactory Pharmacovigilance Agreement. 5.2 Preparation of Regulatory Filings. (a) The Parties will develop and agree to a detailed regulatory plan for the Product in or for the Territory (the “Regulatory Plan”), which Regulatory Plan, once mutually agreed by the Parties, will be deemed to form part of the Development Plan. Unless otherwise provided in the Development Plan, each Party, unless otherwise provided for in this Agreement, will be responsible for preparing, filing, and maintaining, and will own, the regulatory filings relating to the Product as set forth in Section 5.2(b). (b) Until the date of Initial BLA Approval, Fibrocell or its designee will be responsible for all interactions with Regulatory Authorities and will submit regulatory filings to the respective Regulatory Authority with regard to the Product for the purpose of filing, obtaining and maintaining Regulatory Approval thereof, and to prepare, obtain and maintain all regulatory dossiers and Regulatory Approvals covering the Product in the Territory. CCP or its designee will be responsible for such interactions and filings thereafter. Fibrocell will provide CCP with a copy of all regulatory filings, correspondence with and minutes of meetings with Regulatory Authorities, documents included in such regulatory dossiers and Regulatory Approvals. At all times during the term of this Agreement, (i) Fibrocell will keep CCP informed of all regulatory filings for the Product and will provide CCP a meaningful opportunity to review and comment on those filings prior to submission thereof, and Fibrocell will in good faith consider incorporating such comments into, any such regulatory filings in the Territory; and (ii) CCP will have the opportunity, unless such Regulatory Authorities object, to participate in all meetings with Regulatory Authorities relating to the Product. 20 US-DOCS\106669270.9

5.3 Notice of Communication with Regulatory Authorities. (a) Until the date of Initial BLA Approval, Fibrocell will be responsible for reporting all adverse events and handling all complaints and communications (including with Regulatory Authorities) relating to the Product in the Territory. CCP or its designee will be responsible for such interactions and filings thereafter, except to the extent set forth in the Supply Agreement or the Quality Agreement. (b) Except as otherwise provided for in this Section 5.3, each Party will provide monthly summaries to the other Party of any material oral or written communications to or from Regulatory Authorities on matters related to the Product or which would reasonably be expected to impact Product Development, Manufacture, Commercialization or Regulatory Approval. Notwithstanding the foregoing, each Party will notify the other Party of any oral communications, and provide such other Party with copies of any written communications, or internal written memoranda, notes or summaries of oral communications, to or from Regulatory Authorities on matters related to Products, or which may reasonably be deemed to impact Products, within three (3) business days of receipt of such communication (or for informal communications, as soon as reasonably practicable, if longer), or such earlier date as required by Applicable Law or Regulatory Authority. Moreover, in each such case, each Party will give the other Party reasonable opportunity to review and comment on any proposed response to any such oral or written communications to or from Regulatory Authorities prior to submitting any response thereto, and provide such other Party with a copy of the final response as specified herein. Each Party shall reasonably cooperate with and assist the other Party in complying with regulatory obligations and communications, including by providing to such other Party, in a timely manner after a request, Information and documentation in such Party’s possession as may be necessary or helpful for such other Party to prepare a response to an inquiry from a Regulatory Authority, and by participating in any meeting with a Regulatory Authority at such other Party’s reasonable request and expense. Each Party shall provide the other Party in a timely manner with a copy of all correspondence received from a Regulatory Authority specifically regarding the matters referred to above. (c) If a Regulatory Authority desires to conduct an inspection or audit of any facility of Fibrocell or any of its Affiliates or any Third Party facility under contract with Fibrocell, in each case with regard to the Product, then Fibrocell shall notify CCP as soon as practicably possible after receipt of such notification of such audit or inspection and provide copies of any materials provided to it by the applicable Regulatory Authority. In addition, if a Regulatory Authority conducts an unannounced inspection or audit of any facility of Fibrocell or any of its Affiliate or any Third Party facility under contract with Fibrocell, in each case with regard to the Product, then Fibrocell shall notify CCP within twenty-four (24) hours of (i) with respect to Fibrocell’s facilities, commencement of such audit or inspection or (ii) with respect to Third Party facilities, Fibrocell’s receipt of notification of such audit or inspection. Each Party shall cooperate, and shall use reasonable efforts to cause the contract facility to cooperate, with any Regulatory Authority and the other Party during such inspection or audit. Following receipt of the inspection or audit observations of such Regulatory Authority, Fibrocell shall promptly provide CCP with a copy of the inspection or audit report and also provide CCP with copies of any written communications received from Regulatory Authorities with respect to such facilities in a timely manner after receipt, to the extent such written communications relate to the Product 21 US-DOCS\106669270.9 or the Manufacture thereof, and shall prepare the response to any such observations. Fibrocell shall provide CCP with a copy of any proposed response to such communications and shall implement CCP’s reasonable comments with respect to such proposed response to the extent such comments are provided with sufficient time to respond to such Regulatory Authorities. Fibrocell agrees to use reasonable efforts to conform its activities under this Agreement to any commitments made in such a response. 5.4 Regulatory Compliance. Each of Fibrocell and CCP will reasonably cooperate with the other Party in that Party’s efforts toward ensuring that all government price and gift reporting, fraud and abuse, sales, marketing and promotional practices with respect to the Product meet the standards required by Applicable Laws, including state and federal laws and regulations and including the Physician Payments Sunshine Act and similar state laws, as well as applicable guidelines concerning the advertising of prescription drug products. 5.5 Regulatory Documentation. Fibrocell will own and retain all right, title and interest in and to all Regulatory Approvals and all regulatory documentation with respect to the Product until one (1) business day following the date of Initial BLA Approval of the Product. 5.6 BLA Transfer. Effective as of one (1) business day following the date of Initial BLA Approval of the Product, Fibrocell hereby assigns to CCP the BLA and all directly related regulatory documentation for the Product, and CCP will own all right, title and interest in to such BLA and documentation for the Product thereafter; provided, that, except as expressly provided in this Agreement, including Section 5.10, CCP shall not be assigned and shall not obtain any right, title or interest in any regulatory documentation (which, for clarity, shall not include the BLA) that is necessary for any product other than the Product and for the Product outside of the Territory. Within ninety (90) days of Initial BLA Approval of the Product, Fibrocell will transfer such BLA and all related regulatory documentation for the Product to CCP, subject to the preceding sentence. CCP will provide copies of such documentation to Fibrocell at Fibrocell’s request to the extent required to fulfill Fibrocell’s obligations under the Intrexon Agreement with respect to such Product. 5.7 Product Recall. The Manufacturing and Supply Agreement and/or related Quality Agreement will contain standard provisions acceptable to both Parties regarding (a) a Regulatory Authority’s issuance or request of a recall or similar action in connection with the Product in the Territory and (b) either Party’s determination that an event, incident or circumstance has occurred which may result in the need for a recall or market withdrawal in the Territory. 5.8 Cooperation. Fibrocell will cooperate with CCP in providing data and other information generated in connection with Clinical Trials or other Development or Manufacture of Products conducted by or on behalf of Fibrocell prior to or after the Effective Date and under Fibrocell’s reasonable control for use in connection with Pre-Launch Activities, medical policy development for distribution to medical directors, pharmacy directors and other key formulary committee members for education and development of RDEB medical policy serving both the medical and payer communities, patient access and advocacy, managed markets and medical affairs activities, and commercial and government payer education. 22 US-DOCS\106669270.9

5.9 Priority Review Voucher. Fibrocell will retain sole ownership and control of the Rare Pediatric Disease Priority Review Voucher issued in connection with the Initial BLA Approval of the Product. 5.10 Rights of Reference to Regulatory Materials. Fibrocell hereby grants to CCP a right of reference to all regulatory materials filed with FDA by Fibrocell for the Product solely to the extent required or useful for the purposes of the Development, including seeking, obtaining and maintaining Regulatory Approvals for, and the Commercialization of, the Product in the Territory in the Initial Indication. 6. COMMERCIALIZATION 6.1 Responsibility for Commercialization. As between the Parties, CCP will be solely responsible for the Commercialization of the Product in the Territory, including planning and implementation, detailing, booking of sales, pricing and reimbursement. 6.2 Packaging; CCP Trademarks. Fibrocell will be responsible for all packaging (non-commercial and commercial) and labeling of the Product. To the extent consistent with Applicable Laws, all Product labeling and packaging, including Product packaging and package inserts and any promotional materials associated with the Product in the Territory will carry, in a conspicuous location, and at CCP’s instruction, the Trademark of CCP. CCP authorizes the use of its Trademarks pursuant to this Section 6.2. 7. MANUFACTURE AND SUPPLY OF PRODUCT 7.1 Commercial Manufacturing. The Parties will use good faith efforts to enter, within three (3) months after the Effective Date, into a commercial manufacturing agreement (“Manufacturing and Supply Agreement”) and related quality agreement (the “Quality Agreement”), which sets forth the material economic, quality, safety, business and technical terms under which Fibrocell will supply to CCP commercial supplies of Product for the Territory. 8. DILIGENCE 8.1 By Fibrocell. Fibrocell will use Commercially Reasonable Efforts to Develop the Product in the Territory in accordance with the terms of this Agreement and to conduct the activities assigned to it under the Development Plan. 8.2 By CCP. (a) CCP will use Commercially Reasonable Efforts to Commercialize the Product in the Territory following receipt of Initial BLA Approval of the Product, including in accordance with the Product Launch Plan for the period such plan is in effect and to the extent applicable. Without limiting the foregoing, CCP will use Commercially Reasonable Efforts to ensure that the date of the Commercial Launch of the Product in the Territory occurs within twelve (12) months following Initial BLA Approval of the Product. CCP shall conduct all Commercialization activities with respect to the Product hereunder in compliance with Applicable Laws. 23 US-DOCS\106669270.9

(b) No later than nine (9) months prior to the anticipated date of Commercial Launch of the Product in the Territory, CCP shall prepare and provide to Fibrocell a preliminary Product launch plan summarizing CCP’s plans for Pre-Launch Activities and Commercialization of the Product in the Territory for the first eighteen (18) months following the date of the Commercial Launch in the Territory (the “Product Launch Plan”). No fewer than ninety (90) days prior to the end of each calendar year beginning with the first calendar year after Commercial Launch of the Product in the Territory, CCP shall provide an annual summary of marketing efforts in the Territory and, to the extent necessary, updates to the Product Launch Plan. 9. PAYMENT OBLIGATIONS 9.1 Upfront Payment. Within five (5) Business Days after the Effective Date, CCP will make a non-refundable, non-creditable, one-time payment to Fibrocell in the amount of seven million, five hundred thousand Dollars ($7,500,000). 9.2 Development Cost Sharing. Subject to the oversight of the JDC and compliance with the Development Plan and Development Budget, CCP will be solely responsible for, at its sole expense, all Development Costs incurred in accordance with the Development Plan and Development Budget in connection with the Development of the Product in the Territory until the date of the initial BLA Regulatory Approval of the Product in the Territory (such costs, “Initial Development Costs”; such approval of the Product, “Initial BLA Approval”), up to twenty million Dollars ($20,000,000) (the “Initial Cost Cap”). If Initial Development Costs, including as set forth in an applicable approved Development Budget and any variances to the Development Budget approved in accordance with Section 3.2(b), exceed the Initial Cost Cap the Parties will each be responsible for such excess Initial Development Costs (the “Excess Initial Development Costs”) as follows: (i) CCP will be responsible for seventy percent (70%) of such Excess Initial Development Costs, and (ii) Fibrocell will be responsible for thirty percent (30%) of such Excess Initial Development Costs. Each Party will promptly notify the other Party upon becoming aware that the actual or anticipated Development Costs to be incurred by such Party for a given calendar year will be in excess of the applicable Development Budget (“Cost Overruns”). The JDC shall promptly review any projected Cost Overrun that is reported to it and thereafter may, at its discretion, approve (a) an appropriate variance to the applicable Development Budget, which variance shall be considered part of the approved Development Budget, provided that any such variance or variances will be deemed approved to the extent all such variances, in aggregate, do not cause then current Development Budget to be increased by more than five percent (5%) or (b) such other amendments to the approved Development Plan as may be necessary or appropriate to bring the Development Costs within the budgetary guidelines set forth in the applicable Development Budget (provided that such amendments do not exceed the Development Cost Cap (as defined below)). Neither Party shall exceed the applicable amounts set forth in the Development Budget to be incurred by such Party without the prior approval of the JDC. Notwithstanding the foregoing, the JDC shall not approve any changes to the Development Budget that would result in Development Costs that exceed thirty million Dollars ($30,000,000) (the “Development Cost Cap”) without the mutual agreement of both Parties, and, if the Parties are unable to agree to such amendment to the Development Budget, the last approved Development Budget shall remain in place. 24 US-DOCS\106669270.9

9.3 Profit Sharing. Commencing upon Initial BLA Approval in the Territory through the term of this Agreement, the Parties will share all Product Gross Profit on sales of the Product in the Territory: (i) CCP will receive seventy percent (70%) of Product Gross Profit; and (ii) Fibrocell will receive thirty percent (30%) of Product Gross Profit. 9.4 Method and Timing of Payments. Within thirty (30) days after the end of each calendar quarter during the term of this Agreement (including partial calendar quarters), each Party will provide a report to the JDC and the other Party as follows: (a) prior to Commercial Launch in the Territory, Fibrocell will report the Development Costs eligible for cost sharing hereunder incurred by Fibrocell in such calendar quarter (with appropriate supporting information); (b) following Commercial Launch in the Territory, CCP will report CCP’s Net Sales and Fully Burdened Manufacturing Costs necessary for the computation of Product Gross Profit for such calendar quarter, and any Development Costs of CCP, if applicable. The reports and payments due pursuant to this Section 9.4 for each calendar quarter will include any reconciliations and adjustments with respect to previous quarters necessary to effect the sharing of Product Gross Profit set forth in Section 9.3. CCP will be responsible for the preparation of consolidated reporting, calculation of Product Gross Profit and each Party’s share of Development Costs and Product Gross Profit, and determination of the cash settlement. CCP will provide to Fibrocell within thirty (30) days after its receipt of Fibrocell’s quarterly report of Development Costs, a statement showing the calculations of Development Costs, including Excess Initial Development Costs, and Product Gross Profit for such calendar quarter (each, a “Balancing Statement”), in each case to the extent eligible for sharing under this Agreement, and any cash settlement required. Payments (including any reconciling payments for previous quarters) will be made for each calendar quarter during the term of this Agreement (including partial calendar quarters) within thirty (30) days after Fibrocell’s receipt of the Balancing Statement to effect the Parties’ sharing of Excess Initial Development Costs or Product Gross Profit, as applicable, as set forth in this Agreement. For clarity, the Parties will conduct a final accounting in accordance with this Section 9.4 promptly upon expiration or termination of this Agreement, and any final balancing payment will be paid within thirty (30) days of receipt of the final Balancing Statement. 9.5 Milestone Payments. (a) Subject to Section 9.5(b), CCP will make the following non- refundable, non-creditable Milestone Payments (the “Milestone Payments”) to Fibrocell, with respect to the Product, within sixty (60) days after achievement of the relevant milestone for the Product. The milestones in this Section 9.5 are cumulative, such that under no circumstances is any single Milestone Payment to be deemed in lieu of, or to be substituted for, another Milestone Payment. For clarity, each milestone in this Section 9.5 is payable by CCP to Fibrocell only once with respect to the achievement of any milestone under this Agreement. Milestone Event Payment Commencement of the first Phase III Clinical Trial designed $2,500,000 consistent with end-of-Phase II Clinical Trial FDA feedback Upon the later of (i) Initial BLA Approval with an approved label $30,000,000 25 US-DOCS\106669270.9

Milestone Event Payment indication of RDEB and (ii) Fibrocell proving and demonstrating in CCP’s reasonable determination that it has sufficiently scaled Product Manufacturing in accordance with the Process Validation Protocol, with capacity of at least two hundred fifty (250) incoming biopsies per calendar year Upon the first achievement of $250,000,000 in cumulative Net Sales $25,000,000 of the Product in the Territory by CCP or its Affiliates or Sublicensees after BLA Regulatory Approval by FDA Upon the first achievement of $750,000,000 in cumulative Net Sales $50,000,000 of the Product in the Territory by CCP or its Affiliates or Sublicensees after BLA Regulatory Approval by FDA Total $107,500,000 (b) In the event any failure by Fibrocell to comply with GMP, GLP or GCP or other requirements under this Agreement in connection with the Development or Manufacture of the Product that results in the delay of Initial BLA Approval of the Product, or any disruption in commercial supply of the Product after Initial BLA Approval, then in addition to any other remedies available to CCP under this Agreement or the Manufacturing and Supply Agreement, CCP shall have the right to offset against any future, unpaid milestone payments due to Fibrocell under Section 9.5(a) an amount equal to CCP’s actual costs incurred in connection with remediating or mitigating any such delay or disruption, but not other losses or damages of CCP, including those associated with lost profits or lost sales. 9.6 Disputed Payments. The Parties will confer in good faith to resolve any payment dispute, and if such dispute is not resolved to the satisfaction of both Parties within the sixty (60)-day period specified above, such disputed amounts as set forth in the Balancing Statement will nonetheless be immediately due and payable by the applicable paying Party within thirty (30) days thereafter, it being understood that such paying Party may also exercise its audit rights under Article 10 and/or dispute resolution rights under Section 19.10 to receive a credit or refund of such payment upon final resolution of the dispute. 9.7 Currency of Payment. All payments to be made under this Agreement will be made in Dollars. 9.8 Accounting. (a) The fiscal year with respect to this Agreement will be a calendar year. CCP will determine Net Sales and Fully Burdened Manufacturing Costs with respect to the Product using its standard accounting procedures, consistent with GAAP and all other products owned or controlled by CCP, to the extent practical as if the Product was a solely owned product of CCP, except as specifically provided in this Agreement. In the case of amounts to be determined by Third Parties (for example, Net Sales by Sublicensees), such amounts will be 26 US-DOCS\106669270.9 determined in accordance with GAAP. The Parties also recognize that such procedures may change from time to time and that any such changes may affect the definition of Net Sales or Fully Burdened Manufacturing Costs. The Parties agree that, where such changes are economically material to either Party, adjustments will be made to compensate the affected Party in order to preserve the same economics as are reflected under this Agreement under such Party’s accounting procedures in effect prior to such change (for example, Development or Commercialization). Where the change is or would be material to one Party, the other Party will provide an explanation of the proposed change and an accounting of the effect of the change on the relevant revenue, cost, or expense category. (b) In the event of the payment or receipt of non-cash consideration in connection with the performance of activities under this Agreement, the Party engaging in such non-cash transaction will advise the other Party of such transaction, including such Party’s assessment of the fair market value of such non-cash consideration and the basis therefor. Such transaction will be accounted for on a cash equivalent basis, as mutually agreed by the Parties in good faith. 9.9 Withholding Tax. Any Party required to make a payment to any Party under this Agreement will be entitled to deduct and withhold from the amount otherwise payable such amounts to the extent it is required to deduct and withhold with respect to such payment under any provision of federal, state, local or foreign tax law. Such withheld amounts will be treated for all purposes of this Agreement as having been paid to the Party on whose behalf it was withheld. No deduction will be made to the extent the paying Party is timely furnished with necessary documents certifying that the payment is exempt from tax or subject to a reduced tax rate. 10. RECORD KEEPING, RECORD RETENTION AND AUDITS 10.1 Record Keeping. Each Party will record, and will require its Affiliates, Sublicensees, and subcontractors to record, to the extent reasonably practical, all Information relating to this Agreement and all research and Development activities contemplated by this Agreement in accordance with its internal practices and industry standards. Such records will be complete and accurate in all material respects and will fully and properly reflect all such work done and results achieved in sufficient detail and in good scientific manner appropriate for regulatory purposes. Each Party will have the right to receive and retain a copy of all such records at reasonable times, upon reasonable prior written notice to the other Party. CCP will also have the right to conduct reasonable quality assurance audits with respect to all facilities, operations and laboratories (and any records related thereto) operated by Fibrocell, its Affiliates or its subcontractors and sublicensees, where Development or Manufacturing activities are conducted, as is reasonably necessary solely for the purpose of verifying Fibrocell’s compliance with this Agreement and applicable GLP, GCP, GMP and other regulatory requirements in or for the Territory. All audits initiated by CCP will be conducted at CCP’s sole expense, upon reasonable prior notice to Fibrocell, and during regular business hours. To the extent practical, the notebooks of each Party for this Agreement will be separate from notebooks documenting other research and development of such Party. 27 US-DOCS\106669270.9

10.2 Record Retention. Fibrocell will keep complete and accurate records pertaining to the research, Development and Manufacture of the Product in sufficient detail to permit CCP to verify the costs related to the foregoing for which CCP is responsible for paying, reimbursing or sharing. CCP will keep complete and accurate records pertaining to the Net Sales of the Product and Fully Burdened Manufacturing Costs, which documents would enable Fibrocell to confirm the accuracy of calculations of all payments made by CCP under this Agreement The records to be maintained by each Party under this Section 10.2 will be maintained for a minimum of five (5) years following the year in which the corresponding efforts or payments, as the case may be, were made under this Agreement or longer if required by Applicable Law. 10.3 Audit Request. Each Party will, at its expense (except as provided below), have the right to audit, not more than once during each calendar year and during regular business hours, the records maintained by the other Party under Section 10.2, to determine with respect to any calendar year, the accuracy of any report or payment made under this Agreement in the five (5) preceding years. If a Party desires to audit such records, it will engage an independent, certified public accountant reasonably acceptable to the other Party, to examine such records under conditions of confidentiality. Such accountant will be instructed to provide to the auditing Party a report verifying any report made or payment submitted by the audited Party during such period, but will not disclose to the auditing Party any confidential Information of the audited Party not necessary therefor. The expense of such audit will be borne by the auditing Party; provided, however, that, if an error of more than ten percent (10%) is discovered, then such expenses will be paid by the audited Party. If such accountant concludes that additional payment amounts were owed to a Party during any period, the debtor Party will pay such payment amount (including interest thereon from the date such amounts were payable) within thirty (30) days after the date the creditor Party delivers to the debtor Party such accountant’s written report so concluding, unless the debtor Party notifies the creditor Party of any dispute regarding the audit and commences proceedings under Section 19.10 within thirty (30) days after delivery of the accountant’s report (in which case the payment will be delayed until conclusion of the proceeding). Such auditors will not be paid on a contingency basis. Any Information received by an auditing Party pursuant to this Section 10.3 will be deemed to be Confidential Information of the audited Party. 10.4 Survival. This Article 10 will survive any termination or expiration of this Agreement for a period of five (5) years following the final payment made by CCP or Fibrocell hereunder, or longer if required by Applicable Law. 11. INVENTIONS, KNOW-HOW AND PATENTS 11.1 Existing Intellectual Property. Other than as expressly provided in this Agreement, neither Party grants to the other Party any right, title, or interest in any Patent rights, Information, or other intellectual property right Controlled by such Party. 11.2 Ownership of Inventions. (a) Ownership of inventions arising during and in the course of the Parties’ performance under this Agreement, and related intellectual property rights 28 US-DOCS\106669270.9

(“Inventions”) will be determined in accordance with U.S. rules of inventorship, except as otherwise set forth in this Section 11.2(a). Each Party will promptly disclose, and will cause its Sublicensees and Affiliates to disclose, to the other Party any Inventions that it or its Affiliates or Sublicensees or their respective employees, independent contractors or agents solely or jointly make, conceive, reduce to practice, author, or otherwise discover. Each Party will require its employees, consultants and contractors to disclose any Inventions relating to this Agreement in writing promptly after conception. (b) Assignment and Perfection of Interests. Each Party will, and will cause its Affiliates and Sublicensees and their respective employees, independent contractors and agents to, cooperate with the other Party and take all reasonable additional actions and execute such agreements, instruments and documents as may be reasonably required to perfect the other Party’s right, title and interest in and to Inventions, Patent rights and other intellectual property rights as such other Party has pursuant to Section 11.2(a). Each Party will also include provisions in its relevant agreements with Affiliates and Third Parties that effect the intent of this Section 11.2(b). 11.3 Patent Prosecution and Maintenance. (a) Fibrocell will file and prosecute Patent Applications and maintain Patents in a manner consistent with optimizing Patent protection on Inventions and other inventions Controlled by Fibrocell that are disclosed and/or claimed in the Fibrocell Patent Rights. Each Party will cause its patent counsel to confer no less frequently than once each calendar month regarding the status of all such Patent Applications and Patents for which it is responsible under this Section 11.3, and whether and in which countries foreign counterparts of such Patent Applications and Patents will be filed. The Parties will set the location, date, time and type of meeting (either in person, by teleconference, or by videoconference) so as to be mutually agreeable to the patent counsel of each Party. Each Party will consider the other Party’s comments in good faith and will include any reasonable input from the other Party in any Patent filings or communications with applicable Patent offices. (i) Fibrocell will bear the full costs and expense of and be responsible for filing, prosecuting and maintaining (1) Patents and Patent Applications claiming inventions it Controls as of the Effective Date and during the term of this Agreement and those it Controls that arise outside the Parties’ performance pursuant to this Agreement, and (2) Patents and Patent Applications on Inventions it solely owns under this Agreement; provided, that Fibrocell shall not be responsible for costs incurred by CCP with respect to those Patents and Patent Applications. If Fibrocell does not wish to file, prosecute or maintain any such Patent Applications or Patents that relate to the Product, a component of the Product, or a method of using or manufacturing the Product or any component thereof in or for the Territory (“Product Patents”), Fibrocell will give CCP reasonable written notice to such effect and, subject to any rights of Intrexon with respect to the prosecution of such Product Patents under Section 6.2(a) of the Intrexon Agreement, will grant CCP any necessary authority to file, prosecute and maintain such Product Patents in CCP’s own name and at CCP’s sole expense. In such event, and subject to any rights of Intrexon with respect to the ownership of such Product Patents under Section 6.1 of the Intrexon Agreement, Fibrocell will assign to CCP its entire right, title and interest in and to such Product Patents. Notwithstanding the foregoing, after the Effective Date, Fibrocell will 29 US-DOCS\106669270.9 file Patent Applications included within the Fibrocell Patent Rights in the Territory and any country in which Manufacturing activities may be performed and Fibrocell will give CCP reasonable written notice of the countries and regions in which it will file such Patent Applications in order to permit CCP reasonable time to file such Patent Applications in any country in which Fibrocell will not be filing. If CCP wishes to file such Patent Applications in any additional countries, Fibrocell will provide CCP with copies of any documents necessary to conduct such filings and, subject to any rights of Intrexon with respect to the prosecution of such Product Patents under Section 6.2(a) of the Intrexon Agreement, will grant CCP any necessary authority to file, prosecute and maintain such Patent Applications in CCP’s own name and at CCP’s sole expense. In such event, Fibrocell will, subject to any rights of Intrexon with respect to the ownership of such Product Patents under Section 6.1 of the Intrexon Agreement, assign its entire right, title and interest in and to such Patent Applications in that country to CCP. CCP will bear the full costs and expense of and be solely responsible for prosecuting, maintaining, enforcing and defending any Patent or Patent Application assigned to CCP under this Section 11.3(a)(i). In the event that CCP chooses not to prosecute, maintain, enforce or defend any such Patents or Patent Applications, Fibrocell will have the option to do so at its sole cost and expense. (ii) CCP will bear the full costs and expense of and be responsible for filing, prosecuting and maintaining Patents and Patent Applications on Inventions it solely owns under this Agreement, at its sole discretion. (iii) For jointly owned Inventions, the Parties will select a mutually acceptable Third Party patent counsel to file, prosecute and maintain Patents and Patent Applications thereon on behalf of both Parties (“Joint Patent Rights”). All costs and expenses for Joint Patent Rights will be shared by the Parties equally. If either Party does not wish to file, prosecute or maintain any Joint Patent Rights in any country or pay its portion of any shared costs for Joint Patent Rights in any country, that Party will give the other Party reasonable written notice to such effect and will grant the other Party any necessary authority to file, prosecute, maintain or defend such Joint Patent Rights in the other Party’s own name and at the other Party’s sole expense. In such event, the Party will assign its entire right, title and interest in and to such Joint Patent Rights in that country to the other Party. Subject to the foregoing, each Party will be free to exploit such Joint Patent Rights, either itself or through the grant of licenses to Affiliates or Third Parties throughout the world, without restriction, without the need to obtain further consent from or provide notice to the other Party, and without any duty to account or otherwise make any payment of any compensation to the other Party. (b) Each Party will promptly disclose, and will cause its Sublicensees and Affiliates to disclose, to the other in writing all Inventions. Each Party will ensure that, to the extent permitted by Applicable Law, its Sublicensees and Affiliates and their respective employees, independent contractors, contractors and agents performing work pursuant to this Agreement are, and will cause its Affiliates performing work pursuant to this Agreement to be, under an obligation to assign to it all Inventions therein and intellectual property rights made or arising during and in the course of and as a result of the performance of such work or, where such obligation is not permitted in a particular country, to exclusively license to it all such Inventions and intellectual property rights, with the right to authorize or grant sublicenses in such country, or where neither of the foregoing obligations is permitted in a particular country then, to 30 US-DOCS\106669270.9 non-exclusively license to it all such Inventions and intellectual property rights, with the right to authorize or grant sublicenses in such country. 11.4 Third Party Licenses. If the Parties mutually and reasonably determine that certain Third Party intellectual property rights are necessary for the Exploitation of the Product, Fibrocell or CCP will at its expense obtain a license to such Third Party intellectual property, with the right to sublicense, in order to permit both Parties to conduct their obligations under this Agreement, and the expenses associated with such license, unless otherwise expressly provided in this Agreement, will be deducted from Net Sales for purposes of determining Product Gross Profits. If the Parties disagree on whether rights in Third Party intellectual property are reasonably necessary for the Exploitation of the Product, the JDC will be responsible for determining whether rights in such Third Party Patents and Patent Applications should be obtained and any dispute as to whether other Third Party intellectual property rights should be obtained shall be resolved through dispute resolution pursuant to Section 3.2(d); provided that if CCP uses its final decision making authority to determine a dispute under this Section 11.4, Fibrocell shall retain the right to dispute such decision pursuant to Section 19.10. 11.5 Infringement by Third Parties. (a) Enforcement. CCP will bear the full costs and expenses of enforcing, and will have the first right to enforce, Joint Patent Rights and, subject to Section 3.3 of the Intrexon Agreement and any enforcement rights of Intrexon under Section 6.3 of the Intrexon Agreement, Product Patents throughout the Territory, which right includes the right to control and settle the litigation (subject to the last sentence of this Section 11.5). If CCP does not initiate an enforcement action within ninety (90) days after the Parties first learn of such infringement, Fibrocell will have the right to enforce such Patents. All of the costs and expenses of both Parties incurred in connection with such proceedings will be borne by the Party bringing such action, and any recoveries will be awarded to the enforcing Party; provided, however, that any amounts recovered that are attributable to lost sales or lost profits shall be treated as Net Sales and will be taken into account in the calculation of Product Gross Profit. If, in any enforcement action taken pursuant to this Section 11.5, the enforcing Party determines that the other Party is an indispensable party to such action, the other Party hereby consents to be joined in such action and, in such event, the other Party will have the right to be represented in such action using counsel of its own choice at the enforcing Party’s expense. Notwithstanding the foregoing, each Party’s enforcement rights under this Section 11.5 will be subject to limitations imposed in any license agreement with a Third Party existing as of the Effective Date relating to the Patent to be enforced. The joint consent of CCP and Fibrocell (which consent will not be unreasonably withheld or delayed) will be required of any settlement, consent judgment or other voluntary final disposition of a suit under this Section 11.5 that could adversely affect the other Party’s interest. (b) Biosimilar Applications. Notwithstanding the provisions of Section 11.5(a), if either Party receives a copy of a Biosimilar Application referencing the Product, whether or not such notice or copy is provided under any Applicable Laws (including under the BPCIA, the United States Patient Protection and Affordable Care Act, or its successor provisions), or otherwise becomes aware that such a Biosimilar Application has been submitted to a Regulatory Authority for marketing authorization (such as in an instance described in 42 31 US-DOCS\106669270.9

U.S.C. §262(l)(2)), the remainder of this Section 11.5(b) will apply, then such Party will promptly, but in any event within ten (10) business days, notify the other Party. The owner of the relevant Patents will then seek permission to view the Biosimilar Application, information regarding the process or processes used to manufacture the product that is the subject of the Biosimilar Application, and related confidential information from the filer of the Biosimilar Application if necessary under 42 U.S.C. §262(l)(1)(B)(iii). If either Party receives any equivalent or similar communication or notice in the United States or any other jurisdiction, the Party receiving such communication or notice will within five (5) business days notify the other Party of such communication or notice to the extent permitted by Applicable Laws. Regardless of the Party that is the “reference product sponsor,” as defined in 42 U.S.C. §262(l)(1)(A), for purposes of such Biosimilar Application: (i) CCP will designate, to the extent permitted by Applicable Law, or otherwise Fibrocell will designate in accordance with CCP’s instructions, the outside counsel and in-house counsel who will receive confidential access to the Biosimilar Application, information regarding the process or processes used to manufacture the product that is the subject of the Biosimilar Application, and any related confidential information pursuant to 42 U.S.C. §262(l)(1)(B)(ii). (ii) In each case, after consulting with Fibrocell and considering Fibrocell’s comments in good faith, CCP will have the right to (a) list any patents, including those Patents within the Fibrocell Patent Rights, as required pursuant to 42 U.S.C. §262(l)(3)(A) or 42 U.S.C. §262(l)(7), (b) respond to any communications with respect to such lists from the filer of the Biosimilar Application, (c) negotiate with the filer of the Biosimilar Application as to whether to utilize a different mechanism for information exchange other than that specified in 42 U.S.C. §262(l)(1), and (d) as to the Patents that will be subject to the litigation procedure as described in 42 U.S.C. §262(l)(4), decide which Patent or Patents will be selected for litigation under 42 U.S.C. §262(l)(5)(B)(i)(II), and commence such litigation under 42 U.S.C. §262(l)(6). If Fibrocell is required pursuant to Applicable Law to execute any of these tasks it will do so in accordance with CCP’s reasonable instructions. (iii) Fibrocell will cooperate with CCP’s reasonable requests in connection with the foregoing activities to the extent required or permitted by Applicable Laws. CCP will consult with Fibrocell prior to identifying any Patents within the Fibrocell Patent Rights to a Third Party as contemplated by this Section 11.5(b). CCP will consider in good faith advice and suggestions with respect thereto received from Fibrocell, and notify Fibrocell of any such lists or communications promptly after they are made. (iv) Each Party will within five (5) business days after receiving any notice of commercial marketing provided by the filer of a Biosimilar Application pursuant to 42 U.S.C. §262(l)(8)(A), notify the other Party. To the extent permitted by Applicable Law, CCP will have the first right, but not the obligation, to seek an injunction against such commercial marketing as permitted pursuant to 42 U.S.C. §262(l)(8)(B) and to file an action for infringement. If required pursuant to Applicable Law, upon CCP’s request, Fibrocell will assist in seeking such injunction or filing such infringement action after consulting with CCP. Except as otherwise provided in this Section 11.5(b), any such action will be subject to the other terms and conditions of Section 11.5(a). 32 US-DOCS\106669270.9

11.6 Infringement Outside the Field. As between the Parties, Fibrocell will retain any and all rights to pursue an action against, and control all proceedings relating to, an infringement by a Third Party of the Fibrocell Patent Rights, except for Product Patents as otherwise provided in this Article 11, or Fibrocell Know-How that is not related to the Product, a component of the Product, or a method of using or manufacturing the Product or any component thereof or is exclusively outside the Field or the Territory. 11.7 Further Actions. Each Party will cooperate with the other Party to execute all documents and take all reasonable actions to effect the intent of this Article 11. 11.8 Intrexon Patents. Intrexon retains certain rights to prosecute and enforce certain Patents and Patent Applications licensed to Fibrocell under the Intrexon Agreement, and CCP’s rights to prosecute and enforce such Patents and Patent Applications provided under Sections 11.3 and 11.5 will be subject to such rights of Intrexon. 11.9 Change of Control. Notwithstanding anything in this Agreement to the contrary, the Patents, Patent Applications or Information owned or otherwise Controlled, as of the effective date of the Change of Control of a Party (the “Acquired Party”), by any counterparty with respect to a Change of Control (the “Acquiror”) or the Acquiror’s Affiliate, (“Acquiror Affiliate”), shall not become subject to the license grants and other requirements of this Agreement, provided that such Acquiror or Acquiror Affiliate is not an Affiliate of the Acquired Party immediately prior to the closing of such transaction(s). Any Patents, Patent Applications or Information developed, acquired or invented by an Acquiror or Acquiror Affiliate in the Field and in the Territory following closing of the Change of Control of the Acquired Party shall only become subject to the license grants and other requirements of this Agreement if they are developed, acquired or invented using the Confidential Information of the other Party and/or practicing the licenses or rights granted to the Acquired Party or Acquiror Affiliate by the other Party hereunder (whether by assumption of such licenses or rights in this Agreement or the grant of a sublicense or otherwise). 12. TRADEMARKS 12.1 Product Trademark. Subject to Section 6.2, the Product, Product packaging, promotional materials, package inserts, and labeling for the Territory will bear one or more Trademarks chosen and owned by CCP. 12.2 Trademark Prosecution and Maintenance. CCP will select Product- specific Trademarks for the Territory, will solely own such Trademarks in the Territory and will be responsible for filing, prosecuting and maintaining such Trademarks. All of the cost and expenses incurred by CCP with respect to such Product-specific Trademarks, including those incurred in connection with the selection, preparation, filing, prosecution, and maintenance of Trademarks used in Commercialization of the Product, filing and maintenance fees paid to governmental authorities, and the costs of litigation (enforcement or defense) or other proceedings, under such Trademarks, including fees and expenses paid to outside counsel, will be borne by CCP. 33 US-DOCS\106669270.9

13. REPRESENTATIONS, WARRANTIES AND COVENANTS 13.1 The Parties’ Representations and Warranties. Fibrocell and CCP (each a “Representing Party”) each hereby represents and warrants to each other as of the Effective Date that: (a) it has the full corporate or limited liability company power, authority to enter into this Agreement and to carry out the provisions hereof; (b) this Agreement has been duly executed and delivered on behalf of such Representing Party and constitutes a legal, valid and binding obligation of such Representing Party and is enforceable against it in accordance with its terms, except as enforcement may be affected by bankruptcy, insolvency or other laws of general application affecting the enforcement of creditor rights and judicial principles affecting the availability of specific performance and general principles of equity, whether enforceability is considered a proceeding at law or equity; (c) it has taken all corporate or limited liability company action, as the case may be, necessary to authorize the execution, delivery and performance of this Agreement; (d) all necessary consents, approvals and authorizations of all Regulatory Authorities and other Third Parties required to be obtained by such Representing Party in connection with the execution and delivery of this Agreement and the performance of its obligations hereunder have been obtained; (e) the execution and delivery of this Agreement and the performance of such Representing Party’s obligations hereunder (i) do not conflict with or violate any requirement of Applicable Law or any provision of the articles of incorporation, bylaws, limited partnership agreement or any similar instrument of such Representing Party, as applicable, in any material way, and (ii) do not conflict with, violate, or breach or constitute a default or require any consent under, any Applicable Law or any contractual obligation (including, with respect to Fibrocell as the Representing Party, the Intrexon Agreement) or court or administrative order by which such Representing Party is bound; (f) the Representing Party is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has full power and authority and the legal right to own and operate its property and assets and to carry on its business as it is now being conducted; (g) all of Representing Party’s employees, officers, contractors and consultants who (i) develop intellectual property relating to this Agreement or the Product have executed agreements requiring assignment to such Representing Party of all inventions made during the course of and as a result of their association with such Representing Party and (ii) have access to confidential information of the Representing Party relating to this Agreement or the Product have executed agreements requiring each such employee, officer, contractor and consultant to maintain as confidential the Confidential Information of such Representing Party; and 34 US-DOCS\106669270.9

(h) neither it nor its Affiliates nor any of their respective employees, officers, agents, or, to the knowledge of the Representing Party, independent contractors who have rendered services relating to this Agreement or the Product: (i) has ever been suspended or debarred, or convicted of a crime for which an entity or person could be suspended or debarred, under 21 U.S.C. Section 335a, (ii) has ever been included in the List of Excluded Individuals/Entities maintained by the HHS Office of Inspector General pursuant to 42 U.S.C. §§ 1320a-7, 13955ccc, 1320c-5 and regulations promulgated thereunder; (iii) has ever been under indictment for a crime for which a person or entity could be excluded, suspended or debarred with respect to any of the foregoing; or (iv) is or has ever been otherwise ineligible to participate in any healthcare reimbursement or procurement program in the Territory ((i)-(iv), collectively, “Debarred or Excluded”). 13.2 Additional Representations and Warranties of Fibrocell. Fibrocell hereby represents and warrants to CCP as of the Effective Date that: (a) Fibrocell has title to Patents and Patent Applications that are (i) solely owned by Fibrocell and (ii) included within the Fibrocell Patent Rights; and the Fibrocell Patent Rights solely owned by Fibrocell are free and clear of any liens, charges, encumbrances, or judgments in the Field; (b) Fibrocell is entitled to grant the rights and licenses granted to CCP under this Agreement, and is not currently bound by any agreement with any Third Party, or by any outstanding order, judgment, or decree of any court or administrative agency, that restricts it in any way from granting to CCP the rights and licenses as set forth in this Agreement; (c) the Patents and Patent Applications listed in Exhibit 1.42 are all of the Patents and Patent Applications Controlled by Fibrocell that are necessary for Exploiting the Product in the Field as the Product is being Exploited, or is proposed to be Exploited, as of the Effective Date; (d) except for the license grants in Section 2.1, neither Fibrocell nor any of its Affiliates have assigned, transferred, conveyed, granted, or otherwise encumbered any right, title or interest in or to the Fibrocell Patent Rights or the Fibrocell Know-How that would conflict with or interfere with any of the rights or licenses granted to CCP hereunder; (e) there are no judgments or settlements against Fibrocell or material amounts owed by Fibrocell (other than amounts owed in the ordinary course of business or amounts owed as royalties or milestones under the Intrexon Agreement) with respect to the Fibrocell Patent Rights or the Fibrocell Know-How; and Fibrocell has received no written notice of any threatened or pending actions, suits, judgments, settlements, or claims against Fibrocell that, if determined adversely to Fibrocell, would have an adverse effect upon (i) its ability to grant to CCP the licenses and rights granted under this Agreement, (ii) the ability of CCP to utilize the Fibrocell Patent Rights and the Fibrocell Know-How pursuant to this Agreement, or (iii) Fibrocell’s right to enter into and perform its obligations under this Agreement; (f) no validity, infringement or freedom-to-operate opinions have been prepared by Fibrocell or its Affiliates, or on behalf of Fibrocell or its Affiliates by outside 35 US-DOCS\106669270.9 counsel, pertaining to the Product, any components thereof, or methods of use or manufacture thereof; (g) to Fibrocell’s knowledge, there is no material prior art or any other fact that would likely render the claims in the Fibrocell Patents issued as of the Effective Date unpatentable, invalid, or unenforceable in whole or in part; all inventors of any inventions included within the Fibrocell Patent Rights or Fibrocell Know-How Controlled by Fibrocell as of the Effective Date have assigned their entire right, title, and interest in and to such inventions and the corresponding Patent rights to Fibrocell or the Third Party licensor of such rights to Fibrocell; and to Fibrocell’s knowledge, no person, other than those persons named as inventors on any Fibrocell Patent Rights, is, or has alleged to Fibrocell to be, an inventor of the invention(s) claimed in such Fibrocell Patent Rights; and with respect to all Fibrocell Patent Rights prosecuted or solely owned by Fibrocell: (i) each has been prosecuted in material compliance with all applicable rules, policies, and procedures of the applicable patent office and (ii) each is subsisting and in good standing; (h) Fibrocell is in compliance in all material respects with any agreement between Fibrocell and a Third Party relating to the practice of the Fibrocell Patent Rights in the Field, including the Intrexon Agreement, and all such agreements are in full force and effect; (i) Fibrocell has no knowledge of any infringement by any Third Party of any of the Fibrocell Patent Rights or misappropriation of the Fibrocell Know-How; (j) Fibrocell has sufficient legal and/or beneficial title under its intellectual property rights necessary for the purposes contemplated under this Agreement and to grant the licenses contained in this Agreement; Intrexon has not notified Fibrocell of any breach of the Intrexon Agreement by Fibrocell or any other basis for termination of the Intrexon Agreement; and Fibrocell has obtained, prior to the Effective Date, the consent of Intrexon to enter into this Agreement and to grant to CCP a sublicense under the rights licensed by Intrexon to Fibrocell as set forth in Section 2.1; (k) all Patents and Patent Applications in which Fibrocell has an ownership interest as of the Effective Date that claim a product, method, apparatus, material, manufacturing process or other technology necessary to develop, make, use, sell, offer for sale, import or export the Product in the Field and in or for the Territory are solely owned by Fibrocell as of the Effective Date; (l) to Fibrocell’s knowledge, the Fibrocell Patent Rights and the Fibrocell Know-How do not include any trade secrets that have been misappropriated from any Third Party or obtained in breach of any contractual obligation of Fibrocell or its employees to a Third Party; (m) to Fibrocell’s knowledge, the Exploitation of the Product in the Field in the Territory as the Product is being Exploited or are proposed to be Exploited as of the Effective Date will not infringe or has infringed any issued claim of any Patent rights owned or otherwise controlled by a Third Party; and Fibrocell is not aware of any pending or threatened (in 36 US-DOCS\106669270.9 writing) litigation nor has Fibrocell received any written communications alleging that Fibrocell has violated or would violate, through the manufacture, import and/or sale of the Product hereunder, or by conducting its obligations under this Agreement as currently proposed under this Agreement, any rights including intellectual property rights of any Third Party; (n) Fibrocell has made available to CCP any material written communications received from any Regulatory Authority with respect to obtaining Regulatory Approval for the Product; (o) Fibrocell has engaged legal counsel and, together with such counsel, has reviewed and evaluated this Agreement and the transactions contemplated herein in light of (i) Section 271 of the Delaware General Corporation Law and (ii) it’s outstanding debt instruments, warrants to purchase shares of its common stock and other equity instruments, and has determined, upon advice of such counsel, that the entry into this Agreement and consummation of the transactions contemplated herein (x) do not require the vote of Fibrocell’s stockholders under Section 271 of the Delaware General Corporation Law, nor (y) necessitate the consent of any holder of Fibrocell’s debt instruments, warrants to purchase shares of its common stock or other equity instruments, nor result in a default or breach of any of the foregoing; and (p) to Fibrocell’s knowledge, Fibrocell has obtained all material licenses, authorizations, and permissions necessary under Applicable Law for performing its obligations under this Agreement and all such licenses, authorizations, and permissions are in full force and effect. 13.3 Covenants of the Parties. Each Party hereby covenants to the other Party that during the term of this Agreement: (a) such Party will perform its obligations under this Agreement in compliance with all material Applicable Laws; (b) such Party will not enter into any agreement with any Third Party that will conflict with the rights granted to the other Party under this Agreement; (c) all employees and consultants of such Party or its Affiliates working under this Agreement will be under the obligation to assign all right, title and interest in and to their inventions and discoveries, whether or not patentable, if any, to such Party as the sole owner thereof; (d) such Party will not knowingly employ (or use any subcontractor or consultant that employs) any individual or entity that is Debarred or Excluded, or any individual who or entity which is the subject of an FDA debarment investigation or proceeding, in the conduct of its activities under this Agreement. If during the term of this Agreement, such Party has reason to believe that it or any of its Affiliates or any of their respective employees, officers, independent contractors, or agents rendering services relating to this Agreement or the Product satisfies or is reasonably likely to be Debarred or Excluded, then such Party will immediately notify the other Party of the same in writing; and 37 US-DOCS\106669270.9

(e) such Party will maintain, all material licenses, authorizations, and permissions necessary under Applicable Law for performing its obligations under this Agreement. 13.4 Covenants of Fibrocell Fibrocell covenants to CCP that during the term of this Agreement Fibrocell will: (a) maintain the Intrexon Agreement in full force and effect with respect to Exploitation of the Product in or for the Territory in accordance with its terms, and notify CCP if it materially breaches the Intrexon Agreement, if Intrexon or any Intrexon affiliate alleges that Fibrocell has materially breached the Intrexon Agreement or if Fibrocell becomes aware of any circumstance that is reasonably likely to lead to such an allegation or breach, and in the event of such a material breach, alleged material breach or circumstance, (i) Fibrocell shall have the first right to cure such breach, alleged breach or circumstance, and (ii) if Fibrocell elects not to cure such breach, alleged breach or circumstance, CCP shall have the right to cure such breach, alleged breach or circumstance to the extent necessary to avoid forfeiture by, or a material adverse effect on, any material rights of CCP under the Intrexon Agreement, including any license or sublicense thereunder, and CCP may offset its reasonable costs and expenses incurred in performing such cure against the milestone payments and profit sharing payments payable under Article 9; (b) (i) exercise and enforce its rights and Intrexon’s obligations under the Intrexon Agreement that relate to the prosecution, maintenance, enforcement or defense of, or is reasonably likely to adversely affect in any material respect the rights sublicensed by Fibrocell to CCP under, the Fibrocell Patents owned by Intrexon, including pursuant to Sections 6.2(c) and 6.3(b) of the Intrexon Agreement (such rights and obligations, the “Intrexon Rights”) to the extent that a failure to do so would reasonably be expected to have a material adverse effect on CCP’s rights or interests under this Agreement; (ii) provide CCP with reasonable advance, written notice prior to exercising or enforcing any Intrexon Right (including rights of consultation or participation), or electing to forego such exercise or enforcement; and (iii) use good faith efforts to obtain Intrexon’s consent to the attendance and participation of a CCP representative at, and in any event shall give CCP reasonable advance written notice prior to, any material meetings, conferences and discussions scheduled between Intrexon and Fibrocell at which any matters relevant to an Intrexon Right will be discussed; (c) comply with its material covenants and obligations under the Intrexon Agreement; (d) not terminate, amend or waive any right under the Intrexon Agreement as it relates to Exploitation of the Product in or for the Territory, without CCP’s prior written consent; (e) not transfer, delegate, grant any interest in or assign to any Third Party, in whole or in part, the Intrexon Agreement as it relates to Exploitation of the Product in or for the Territory, without CCP’s prior written consent; 38 US-DOCS\106669270.9

(f) not terminate, amend, waive any right under, or transfer, delegate, grant any interest in or assign to any Third Party, in whole or in part, the Intrexon Agreement as it relates to Exploitation of the Product outside the Territory, in a manner that would reasonably be expected to increase Development Costs or reduce Net Sales in or for the Territory; (g) keep CCP reasonably informed as to the activities of the JSC (as defined under the Intrexon Agreement) and any other committee or subcommittee thereunder with respect to Exploitation of the Product in or for the Territory, and provide CCP a meaningful opportunity to review and comment on proposed actions or decisions thereof, and act or withhold action consistent with such comments; and (h) not assign, transfer, convey, grant, or otherwise encumber any right, title or interest in or to the Fibrocell Patent Rights or the Fibrocell Know-How, in a manner that would conflict with the rights granted to CCP under this Agreement. 13.5 Covenant of CCP. CCP hereby covenants to Fibrocell that during the term of this Agreement it will not conduct Development of the Product for any indication other than the Initial Indication without Fibrocell’s prior written consent, such consent not to be unreasonably withheld, conditioned or delayed. 14. MUTUAL INDEMNIFICATION AND INSURANCE 14.1 Fibrocell’s Right to Indemnification. CCP will indemnify, defend and hold harmless each of Fibrocell and its Affiliates and their respective successors, assigns, directors, officers, employees, independent contractors and agents, from and against any and all liabilities, damages, losses, settlements, penalties, fines, costs and expenses, including reasonable attorneys’ fees and litigation costs (any of the foregoing to be referred to herein as “Damages”) of whatever kind or nature (but not including taxes) arising from any Third Party demand, investigation, claim, action or suit in the Territory to the extent based on (a) any act, whether of omission or commission, by CCP (or its Affiliates, Sublicensees or any of their respective directors, officers, employees, independent contractors or agents) with respect to its failure to properly discharge or perform its areas of responsibility under this Agreement, including the Commercialization of the Product by CCP; (b) the gross negligence or willful or intentional misconduct of CCP, its Affiliates or any of its Sublicensees or their respective directors, officers, employees, independent contractors or agents under this Agreement; (c) a material breach by CCP of any term of this Agreement; (d) a material breach by CCP of any obligation, representation, warranty or covenant hereunder; or (e) a violation of Applicable Law in the performance of its duties under this Agreement by CCP, its Affiliates or any of its Sublicensees or their respective directors, officers, employees, independent contractors or agents, except in each case to the extent Fibrocell has an obligation to indemnify CCP and its Affiliates pursuant to Section 14.2. 14.2 CCP’s Right to Indemnification. Fibrocell will indemnify, defend and hold harmless each of CCP and its Affiliates and their respective successors, assigns, directors, officers, employees, independent contractors and agents, from and against any and all Damages of whatever kind or nature (but not including taxes) arising from any Third Party demand, investigation, claim, action or suit in the Territory to the extent based on (a) any act, whether of 39 US-DOCS\106669270.9 omission or commission, by Fibrocell (or its Affiliates or any of their respective directors, officers, employees, independent contractors or agents) with respect to its failure to properly discharge or perform its areas of responsibility under this Agreement, including the Development of Product, the Manufacture and supply of the Product (including any defect or alleged defect in the Product provided pursuant to this Agreement or any injury or death of any person arising out of or related to the Product provided pursuant to this Agreement), the conduct of Clinical Trials by Fibrocell; (b) Fibrocell’s Exploitation of the Product outside the Field or outside the Territory; (c) the gross negligence or willful or intentional misconduct of Fibrocell, its Affiliates or any of its Sublicensees or any of their respective directors, officers, employees, independent contractors or agents under this Agreement; (d) a material breach by Fibrocell of any term of this Agreement or the Intrexon Agreement; (e) a material breach by Fibrocell of any obligation, representation, warranty or covenant hereunder; (f) a violation of Applicable Law in the performance of its duties under this Agreement by Fibrocell, its Affiliates or any of its Sublicensees or their respective directors, officers, employees, independent contractors or agents; or (g) Fibrocell’s or its Affiliates’ or Sublicensees’ use of or reference to any data, information, Regulatory Approvals, regulatory filings or regulatory documentation provided by CCP or generated by or on behalf of Fibrocell under this Agreement, except in each case to the extent CCP has an obligation to indemnify Fibrocell and its Affiliates pursuant to Section 14.1. 14.3 Process for Indemnification. A Party’s obligation to defend, indemnify and hold harmless the other Party under this Article 14 will be conditioned upon the following: (a) A Party seeking indemnification under this Article 14 (the “Indemnified Party”) will give prompt written notice of the claim to the other Party (the “Indemnifying Party”); provided, however, that failure to so notify shall not preclude the Indemnified Party’s right to indemnification hereunder unless the Indemnifying Party is actually prejudiced by such failure. (b) Each Party will furnish promptly to the other, copies of all papers and official documents received in respect of any Damages. The Indemnified Party will cooperate as requested by the Indemnifying Party in the defense against any Damages. (c) With respect to any Damages relating solely to the payment of money damages and which will not result in the Indemnified Party’s becoming subject to injunctive or other relief or otherwise adversely affecting the business of the Indemnified Party in any manner, and as to which the Indemnifying Party will have acknowledged in writing the obligation to indemnify the Indemnified Party under this Article 14, the Indemnifying Party will have the sole right to defend, settle or otherwise dispose of such Damages, on such terms as the Indemnifying Party, in its sole discretion, will deem appropriate. (d) With respect to Damages relating to all other matters, the Indemnifying Party will have the sole right to control the defense of such matter, provided that the Indemnifying Party will obtain the written consent of the Indemnified Party, which consent will not be unreasonably withheld or delayed, prior to ceasing to defend, settling or otherwise disposing of any Damages if as a result thereof (i) the Indemnified Party would become subject to injunctive or other equitable relief or any remedy other than the payment of money by the Indemnifying Party or (ii) the business of the Indemnified Party would be adversely affected. 40 US-DOCS\106669270.9

(e) The Indemnifying Party will not be liable for any settlement or other disposition of Damages by the Indemnified Party which is reached without the written consent of the Indemnifying Party, which consent will not be unreasonably withheld, conditioned or delayed, it being understood that if such consent is withheld, the Indemnifying Party will be responsible for the amount of damages or increased costs and expenses attributable to such failure to give consent. 14.4 Insurance. During the term of this Agreement and for five (5) years thereafter, each Party will maintain, at its sole expense, clinical trial and product liability insurance relating to the Product that is comparable in type and amount to the insurance customarily maintained by such Party with respect to similar prescription pharmaceutical products that are marketed, distributed and sold in the Territory. 15. LIMITATION OF LIABILITY AND EXCLUSION OF DAMAGES; DISCLAIMER OF WARRANTY 15.1 EXCEPT IN THE CASE OF A BREACH OF ARTICLE 16, AND WITHOUT LIMITING THE PARTIES’ OBLIGATIONS UNDER ARTICLE 14, NEITHER PARTY WILL BE LIABLE TO THE OTHER PARTY FOR SPECIAL, INDIRECT, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES (INCLUDING DAMAGES RESULTING FROM LOSS OF USE, LOSS OF PROFITS, INTERRUPTION OR LOSS OF BUSINESS OR OTHER ECONOMIC LOSS) ARISING OUT OF THIS AGREEMENT OR WITH RESPECT TO A PARTY’S PERFORMANCE OR NON-PERFORMANCE HEREUNDER. 15.2 EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, NEITHER PARTY PROVIDES ANY WARRANTIES, WHETHER WRITTEN OR ORAL, EXPRESS OR IMPLIED, REGARDING THE PRODUCT USED IN PRECLINICAL STUDIES OR CLINICAL TRIALS OR FOR COMMERCIAL USE, AND EACH PARTY HEREBY DISCLAIMS ALL OTHER WARRANTIES, WHETHER WRITTEN OR ORAL, EXPRESS AND IMPLIED, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND FREEDOM FROM INFRINGEMENT OF THIRD PARTY RIGHTS. 16. CONFIDENTIALITY 16.1 Confidentiality; Exceptions. Each Party will maintain in confidence all Information and materials of the other Party disclosed or provided to it by the other Party (either pursuant to this Agreement or the Confidential Disclosure Agreement entered into by the Parties dated October 24, 2018 (the “Confidential Disclosure Agreement”)), to the extent relating to this Agreement or the Products or the Exploitation thereof (together with all embodiments thereof, the “Confidential Information”). Confidential Information also includes Information regarding intellectual property and confidential or proprietary Information of Third Parties. In addition, and notwithstanding the foregoing, if under Article 11 Information constituting inventions and discoveries are to be owned by one Party, such Information will be deemed to be Confidential Information of such Party, even if such Information is initially generated and disclosed by the other Party. The Fibrocell Know-How and the terms and conditions of this 41 US-DOCS\106669270.9

Agreement and the Confidential Disclosure Agreement will be deemed Confidential Information of both Parties. Notwithstanding the foregoing the obligations of confidentiality and limited use set forth herein will not apply to any portion of Information or materials that the receiving Party can demonstrate by contemporaneous written records was (a) known to the general public at the time of its disclosure to the receiving Party, or thereafter became generally known to the general public, other than as a result of actions or omissions of the receiving Party or anyone to whom the receiving Party disclosed such Information; (b) known by the receiving Party prior to the date of disclosure by the disclosing Party; (c) disclosed to the receiving Party on an unrestricted basis from a source unrelated to the disclosing Party and not under a duty of confidentiality to the disclosing Party; or (d) independently developed by the receiving Party by personnel that did not have access to or use of Confidential Information of the disclosing Party. Any combination of features or disclosures will not be deemed to fall within the foregoing exclusions merely because individual features are published or known to the general public or in the rightful possession of the receiving Party unless the combination itself and principle of operation thereof are published or known to the general public or are in the rightful possession of the receiving Party. 16.2 Degree of Care; Permitted Use. Each Party will take reasonable steps to maintain the confidentiality of the Confidential Information of the other Party, which steps will be no less protective than those steps that such Party takes to protect its own Information and materials of a similar nature, but in no event less than a reasonable degree of care. Except to the extent expressly permitted under this Agreement, neither Party will use or permit the use of any Confidential Information of the other Party except for the purposes of carrying out its obligations or exercising its rights under this Agreement or the Confidential Disclosure Agreement, and neither Party will copy any Confidential Information of the other Party except as may be reasonably useful or necessary for such purposes. All Confidential Information of a Party, including all copies and derivations thereof, is and will remain the sole and exclusive property of the disclosing Party and subject to the restrictions provided for herein. Except to the extent expressly permitted under this Agreement, neither Party will disclose any Confidential Information of the other Party other than to those of its and Affiliates’ and Sublicensees’ directors, officers, employees, licensors, independent contractors, permitted assignees, agents and external advisors that are directly concerned with the carrying out of this Agreement, on a strictly applied “need to know” basis, and that are subject to confidentiality and non-use obligations at least as stringent as the confidentiality and non-use obligations provided for in this Article 16. Except to the extent expressly permitted under this Agreement, the receiving Party may not use Confidential Information of the other Party in applying for Patents or securing other intellectual property rights without first consulting with, and obtaining the written approval of, the other Party (which approval will not be unreasonably withheld or delayed). 16.3 Permitted Disclosures. The obligations of Sections 16.1, 16.2, and 17.1 will not apply to the extent that the receiving Party is required to disclose Information pursuant to (a) an order of a court of competent jurisdiction, (b) Applicable Laws, (c) regulations or rules of a securities exchange, (d) requirement of a governmental agency for purposes of obtaining approval to test or market the Product, (e) disclosure of Information to a Patent office for the purposes of filing a Patent Application as permitted in this Agreement, (f) disclosure on a need- to-know basis to any bona fide potential or actual investor, investment banker, acquirer, 42 US-DOCS\106669270.9 acquisition target, merger partner, licensee, licensor, or other potential or actual financial or strategic partner; provided that in connection with such disclosure, the disclosing Party will use reasonable efforts to inform each disclosee of the confidential nature of such Confidential Information and cause each disclosee to treat such Confidential Information as confidential, or (g) the exercise or enforcement by each Party of its rights granted to it under this Agreement or its retained rights, including the Exploitation of the Product, and such Third Party agrees to confidentiality and non-use obligations at least as stringent as those specified for in this Article 16; provided that the receiving Party will provide prior written notice thereof to the disclosing Party and sufficient opportunity for the disclosing Party to review and comment on such required disclosure and request confidential treatment thereof or a protective order therefor. 16.4 Irreparable Injury. The Parties acknowledge that either Party’s breach of this Article 16 would cause the other Party irreparable injury for which it would not have an adequate remedy at law. In the event of a breach, the nonbreaching Party may seek injunctive relief, whether preliminary or permanent, in addition to any other remedies it may have at law or in equity, without necessity of posting a bond. 16.5 Return of Confidential Information. Each Party will return or destroy, at the other Party’s instruction, all Confidential Information of the other Party in its possession upon termination or expiration of this Agreement, except any Confidential Information that is necessary to allow such Party to perform or enjoy any of its rights or obligations that expressly survive the termination or expiration of this Agreement. 16.6 Survival of Obligations. The obligations of confidentiality and limited use contained in this Article 16 will survive and continue through the term of this Agreement and for a period of ten (10) years thereafter; provided that with respect to Confidential Information comprising a trade secret of a Party, such obligations will continue for as long as such Confidential Information qualifies as a trade secret under Applicable Law. 17. PUBLICITY 17.1 Public Disclosure. The Parties agree that the initial public announcement of the execution of this Agreement will be in the form of a mutually agreed upon press release that describes the nature and scope of the collaboration including its aggregate value (the “Initial Public Disclosure”). In connection with the issuance of such press release, each Party will also be permitted to make any filings required under Applicable Law, including filings with the U.S. Securities and Exchange Commission to report the execution of this Agreement. During the term of this Agreement, in all cases other than the announcement set forth in the Initial Public Disclosure, each Party will submit to the other Party (the “Non-Publishing Party”) for review and approval all proposed press releases, academic, scientific and medical publications and public presentations relating to the Product that have not been previously disclosed. Such review and approval will be conducted for the purposes of preserving intellectual property protection and determining whether any portion of the proposed publication or presentation containing the Confidential Information of the Non-Publishing Party should be modified or deleted, and (in the case of a disclosure that Fibrocell wishes to make) to determine whether such disclosure is in the best interests of the Parties in connection with the Development of the Product (such determination to be made in CCP’s reasonable discretion). Written copies of such proposed 43 US-DOCS\106669270.9 publications and presentations (other than press releases) will be submitted to the Non- Publishing Party no later than sixty (60) days (or, if less, as far in advance as is reasonably practicable) before submission for publication or presentation; provided that, for general disclosure of program status to investors or analysts, or in public conference or earnings calls (“General Disclosure”) such sixty (60) day period will be shortened to ten (10) business days (or, if less, as far in advance as is reasonably practicable). Subject to Applicable Law, written copies of proposed press releases will be submitted to the Non-Publishing Party no later than seventy-two (72) hours (or, if less, as far in advance as is reasonably practicable) before release. The Non-Publishing Party will provide its comments, if any, and (if it so chooses) its approval within (a) two (2) business days, in the case of a press release, and (b) ten (10) business days of its receipt of any other written copy. With respect to matters other than press releases, the review period may be extended for an additional thirty (30) days, or for General Disclosures ten (10) business days, in the event the Non-Publishing Party can demonstrate reasonable need for such extension, including the preparation and filing of Patent Applications. This period may be further extended by mutual written agreement of the Parties. Fibrocell and CCP will each comply with standard academic practice regarding authorship of scientific publications and recognition of contribution of other parties in any publications. 17.2 Use of Marks. Neither Party will use any Trademark owned or controlled by the other Party or any derivation of the other Party’s name without the advance express written consent of the other Party, which consent may be granted or withheld in the other Party’s sole discretion. 18. TERM AND TERMINATION 18.1 Term. The term of this Agreement will commence as of the Effective Date and, unless sooner terminated as provided in this Article 18, will continue in effect until the later of (a) expiration of the last to expire Valid Claim of any Fibrocell Patent Rights in the Territory, or (b) forty (40) years from the date of Initial BLA Approval. Upon expiration of this Agreement, the licenses granted to CCP hereunder will be royalty-free and fully paid-up. 18.2 Termination by CCP. (a) CCP will have the right to terminate this Agreement at will upon one hundred eighty (180) days’ prior written notice. (b) CCP will have the right to terminate this Agreement, at any time, upon one hundred eighty (180) days’ prior written notice to Fibrocell in the event (i) CCP determines, in its reasonable discretion, that further Development or Commercialization of Products is not commercially viable, or (ii) that CCP determines that Development or Commercialization of Products must be terminated because of safety issues outside of CCP’s reasonable control (either of (i) or (ii), an “Unanticipated Development”). If CCP terminates this Agreement for an Unanticipated Development, then CCP and Fibrocell will continue to bear their respective share of noncancellable costs and expenses becoming due after the effective date of such termination, to the extent such costs and expenses were set forth in a relevant Plan; provided that the Parties will use reasonable efforts to minimize expenditures after the effective date of such termination. Upon request by Fibrocell, CCP will provide documentation to support 44 US-DOCS\106669270.9 its determination of the occurrence of an Unanticipated Development and meet with Fibrocell upon request to explain the basis for such determination. 18.3 Termination for Material Breach. If either Party (the “Non-Breaching Party”) believes the other Party (the “Breaching Party”) is in material breach of a material obligation under this Agreement, it may give notice of such breach to the Breaching Party, and the Breaching Party will have sixty (60) days in which to remedy such breach, or thirty (30) days in the case of breach (whether material or not) of any payment obligation hereunder. Such sixty (60) day period will be extended in the case of a breach not capable of being remedied in such sixty (60) day period so long as the Breaching Party uses diligent efforts to remedy such breach and is pursuing a course of action that, if successful, will effect such a remedy, but in no event shall a Party have more than one hundred twenty (120) days to remedy such breach. If such alleged breach is not remedied in the time period set forth above, the Non-Breaching Party will be entitled, without prejudice to any of its other rights conferred on it by this Agreement, and in addition to any other remedies available to it by law or in equity, to terminate this Agreement upon written notice to the Breaching Party. In the event of a dispute regarding any payments due and owing hereunder, all undisputed amounts will be paid when due, and the balance, if any, will be paid promptly after settlement of the dispute, including any accrued interest thereon. Notwithstanding the foregoing, if the allegedly breaching Party disputes in good faith the existence or materiality of such breach and provides notice to the other Party of such dispute within such cure period, such other Party will not have the right to terminate this Agreement in accordance with this Section 18.3 unless and until it has been determined in accordance with Section 19.10 that this Agreement was materially breached by the allegedly breaching Party and failed to cure such breach within the applicable cure period. It is understood and acknowledged that during the pendency of such a dispute, all of the terms and conditions of this Agreement will remain in effect and the Parties will continue to perform all of their respective obligations hereunder. The Parties further agree that any payments that are made by one Party to the other Party pursuant to this Agreement pending resolution of the dispute will be promptly refunded if a court determines pursuant to Section 19.10 that such payments are to be refunded by one Party to the other Party 18.4 Termination upon Insolvency. Either Party may terminate this Agreement if, at any time, the other Party: (a) files in any court or agency pursuant to any statute or regulation of any state or country, a petition in bankruptcy or insolvency or for reorganization or for an arrangement or for the appointment of a receiver or trustee of that Party or of its assets; (b) proposes a written agreement of composition or extension of its debts; (c) is served with an involuntary petition against it, filed in any insolvency proceeding, and such petition will not be dismissed within forty-five (45) days after the filing thereof; (d) passes a resolution for its winding up or proposes to be or is a party to any dissolution or liquidation; or (e) if the other Party will make an assignment for the benefit of its creditors. 18.5 Termination by CCP pursuant to Section 18.2 or Fibrocell pursuant to Section 18.3 or 18.4. In the event that CCP terminates this Agreement under Section 18.2 or Fibrocell terminates this Agreement under Section 18.3 or 18.4, then, as of the effective date of such termination, subject to the rights of any Sublicensee pursuant to Section 2.2(b), the following terms and conditions will apply: 45 US-DOCS\106669270.9

(a) The license granted to CCP under Section 2.1 will terminate and all rights with respect thereto will revert in their entirety to Fibrocell. (b) Fibrocell shall have the first right to prosecute, maintain and enforce the Joint Patent Rights to the extent they claim the Product. If Fibrocell decides not to, or to cease, prosecution, maintenance or enforcement of any such Joint Patent Right, Fibrocell shall provide prompt notice to CCP of such decision (but in any event no later than ninety (90) days prior to the date any filing or payment is due with respect thereto), and CCP shall have the right to assume prosecution, maintenance or enforcement thereof. Each Party shall retain its right to exploit the Joint Patent Rights to the extent they do not claim the Product in accordance with their ownership interest therein, and Section 11.3(a)(iii) will survive and apply with respect thereto. (c) CCP shall grant and hereby grants to Fibrocell, a perpetual, non- exclusive, irrevocable license, with the right to grant sublicenses (including through multiple tiers of sublicenses), under the Patents, Patent Applications and Information owned or controlled by CCP to the extent they claim the Exploitation of Product, in accordance with the applicable Regulatory Approval for the Product as of the effective date of such termination. CCP shall, as soon as practicable after such termination, transfer to Fibrocell, at Fibrocell’s request and at CCP’s cost, such Information. (d) CCP shall (i) promptly return to Fibrocell, at no cost to Fibrocell, all tangible Fibrocell Know-How and Confidential Information of Fibrocell that Fibrocell has transferred to CCP, (ii) assign and transfer to Fibrocell the Initial BLA Approval, and (iii) transfer to Fibrocell any Regulatory Approval that is obtained by or on behalf of CCP, directly or indirectly, in connection with CCP’s activities under this Agreement that is applicable solely to the Product. Any costs and expenses incurred by CCP in connection with the assignments and transfers made by CCP under this Section 18.5 shall be borne by Fibrocell. (e) If CCP has placed any purchase orders for biopsy kits or finished Product prior to termination that have not been fulfilled, Fibrocell shall fulfill such purchase orders on behalf of CCP, subject to the payment to Fibrocell of any amounts due under Article 9 with respect to such orders. (f) In consideration for Fibrocell’s use of the Information (including data) and other intellectual property rights transferred or licensed to Fibrocell by CCP under this Section 18.5, Fibrocell shall upon first commercial sale by Fibrocell, its Affiliates or licensees in the Territory pay to CCP an amount equal to five percent (5%) of Product Gross Profit in respect of sales of the Product in the Territory by Fibrocell, its Affiliates or licensees in the Initial Indication and any additional indications developed or commercialized by the Parties as of the effective date of termination. Fibrocell will keep complete and accurate records pertaining to the Net Sales of the Product and Fully Burdened Manufacturing Costs, which documents would enable CCP to confirm the accuracy of the calculations of payments made to CCP under this Section 18.5(f). The terms and conditions set forth in Sections 9.6-9.9 and Article 10, including the applicable definitions used therein, shall apply to Fibrocell with respect to such payments on Net Sales of the Product by Fibrocell, its Affiliates or licensees in the same manner they would apply to CCP prior to such termination. Following reversion of rights to Fibrocell pursuant to 46 US-DOCS\106669270.9 this Section 18.5, Fibrocell shall be required to use Commercially Reasonable Efforts to Develop and Commercialize the Product in the Territory. (g) Upon Fibrocell’s request, CCP will transfer to Fibrocell, and Fibrocell will have the right to use, all materials, results, analyses, reports, websites, marketing materials, technology, know-how, regulatory filings and other Information, reasonably required by Fibrocell, in whatever form developed, controlled or generated as of the effective date of such termination by or on behalf of CCP, its Affiliates or Sublicensees with respect to the Product. Additionally, CCP will grant to Fibrocell any rights of reference or access to regulatory filings necessary to practice the rights granted to it under this Section 18.5. All transfers described in this Section 18.5(g) will be at Fibrocell’s expense. (h) CCP shall cooperate with Fibrocell to facilitate an orderly transition and uninterrupted Development, Manufacturing and Commercialization of all Product, including by assigning or otherwise transferring (to the extent permissible) to Fibrocell all right, title and interest in all Third Party contracts (or portions thereof) that are assignable by CCP to the extent they are necessary for the Commercialization solely of the Product in the Territory, as reasonably requested by CCP; provided that Fibrocell shall use good faith efforts to enter into its own commercial or government contracts related thereto as soon as reasonably practicable following the effective date of such termination. (i) Except where expressly provided for otherwise in this Agreement, termination of this Agreement by CCP pursuant to Section 18.2 or by Fibrocell pursuant to Section 18.3, will not relieve the Parties of any liability, including any obligation to make payments that accrued hereunder prior to the effective date of such termination, nor preclude any Party from pursuing all rights and remedies it may have hereunder or at law or in equity with respect to any breach of this Agreement, nor prejudice any Party’s right to obtain performance of any obligation to be performed hereunder. In the event of such termination, this Section 18.5 will survive in addition to others specified in Section 18.7 or otherwise in this Agreement to survive in the event of termination. 18.6 Termination by CCP Pursuant to Section 18.3 or 18.4. In the event that CCP terminates this Agreement under Section 18.3 or 18.4, then as of the effective date of such termination, the following terms and conditions will apply: (a) The license granted to CCP under Section 2.1 shall become perpetual and irrevocable, provided that CCP makes the payments payable to Fibrocell under and in accordance with Section 18.6(b) and, to the extent such license is granted under the Fibrocell Patents owned by Intrexon, such license shall be subject to the terms and conditions of the Intrexon Agreement. (b) CCP’s obligations to share in Product Gross Profit pursuant to Section 9.3 and to pay Fibrocell milestones pursuant to Section 9.5 will survive; provided that all such payments required to be paid pursuant to Sections 9.3 and 9.5 will be equitably reduced by an amount and/or a percentage commensurate with the actual economic harm suffered by CCP as a result of the material breach by Fibrocell, subject to the limitations set forth in Section 15.1. Any dispute regarding the magnitude of such payment reduction will be resolved in accordance 47 US-DOCS\106669270.9 with Section 19.10. Following such termination, CCP shall be required to use Commercially Reasonable Efforts to Develop and Commercialize the Product in the Territory. (c) Fibrocell will, without additional consideration, assign to CCP all of its right, title and interest, if any, in and to any Product-specific Trademark filed during the course of and pursuant to this Agreement. CCP will bear, in its sole discretion, the full costs and expense of and be solely responsible for prosecuting, maintaining, enforcing and defending any Product-specific Trademark in the Territory after the effective date of termination. (d) Upon CCP’s request, Fibrocell will transfer to CCP, and CCP will have the right to use, all materials, results, analyses, reports, websites, marketing materials, technology, know-how, regulatory filings and other Information, reasonably required by CCP, in whatever form developed, controlled or generated as of the effective date of such termination by or on behalf of Fibrocell, its Affiliates or licensees with respect to the Product. Additionally, Fibrocell will grant to CCP any rights of reference or access to regulatory filings necessary to practice the rights granted to it under this Section 18.6. All transfers described in this Section 18.6(d) will be at CCP’s expense. (e) If such termination is pursuant to Section 18.3, Fibrocell will supply CCP’s or its designee’s requirements of the Product at commercially reasonable prices until the earlier of CCP’s qualification of alternate supply sources, or twenty-four (24) months after termination. (f) Surviving Rights. Except where expressly provided for otherwise in this Agreement, termination of this Agreement pursuant to Section 18.3 for Fibrocell’s breach will not relieve the Parties of any liability, including any obligation to make payments hereunder, which accrued hereunder prior to the effective date of such termination, nor preclude any Party from pursuing all rights and remedies it may have hereunder or at law or in equity with respect to any breach of this Agreement, nor prejudice any Party’s right to obtain performance of any obligation. In the event of such termination, the Manufacturing and Supply Agreement, the Quality Agreement, and the following provisions of this Agreement will survive in addition to others specified in Section 18.7 or otherwise in this Agreement to survive in the event of termination: Articles 11, and 12 and Sections 2.1, 2.2, 2.5, 2.6, 5.3, 5.6 (solely to the extent that the effective date of termination is prior to the transfer of the Initial BLA Approval), 5.8–5.10, 8.2, 9.2–9.9, 13.4, and 18.6. 18.7 General Surviving Obligations. The rights and obligations set forth in this Agreement will extend beyond the expiration or termination of this Agreement only to the extent expressly provided for herein, or to the extent that the survival of such rights or obligations are necessary to permit their complete fulfillment or discharge. In the event of expiration or termination of this Agreement for any reason, the following provisions will survive in addition to others specified in this Agreement to survive in such event. Additionally, the rights and obligations of the Parties under Sections 5.9, 18.7, 18.8, 19.1, and 19.9–19.15, and Articles 1, 10, 14, 15, and 16 as of the effective date of expiration or termination date will survive the termination or expiration of this Agreement. 48 US-DOCS\106669270.9

18.8 Accrued Rights, Surviving Obligations. Termination or expiration of this Agreement will not relieve either Party from obligations that are expressly indicated to survive termination or expiration of this Agreement. Except as otherwise provided for in this Agreement, termination by a Party will not be an exclusive remedy, and all other remedies will be available to the terminating Party, in equity and at law. 18.9 Rights in Bankruptcy. All rights and licenses granted under or pursuant to this Agreement by Fibrocell or CCP are, and will otherwise be deemed to be, for purposes of Section 365(n) of the United States Bankruptcy Code, licenses of right to “intellectual property” as defined under Section 101 of the United States Bankruptcy Code. The Parties agree that the Parties, as licensees of such rights under this Agreement, will retain and may fully exercise all of their rights and elections under the United States Bankruptcy Code. The Parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against either Party under the United States Bankruptcy Code, the Party that is not a party to such proceeding will be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property, which, if not already in the non- subject Party’s possession, will be promptly delivered to it (a) upon any such commencement of a bankruptcy proceeding upon the non-subject Party’s written request therefor, unless the Party subject to such proceeding elects to continue to perform all of its obligations under this Agreement or (b) if not delivered under clause (a) above, following the rejection of this Agreement by or on behalf of the Party subject to such proceeding upon written request therefor by the non-subject Party. 19. MISCELLANEOUS 19.1 Agency. Neither Party is, nor will be deemed to be, an employee, agent, co-venturer or legal representative of the other Party for any purpose. Neither Party will be entitled to enter into any contracts in the name of, or on behalf of the other Party, nor will either Party be entitled to pledge the credit of the other Party in any way or hold itself out as having the authority to do so. 19.2 Assignment; Change of Control. (a) Except as otherwise provided in this Agreement, neither this Agreement nor any interest hereunder will be assignable by any Party without the prior written consent of the other Party (which consent will not be unreasonably withheld or delayed); provided, however, (i) either Party, without such consent, may assign its rights and delegate its duties hereunder to an Affiliate of such Party without obtaining such consent, provided that the assigning Party agrees to remain primarily (and not secondarily or derivatively) liable for the full and timely performance by such Affiliate of all its obligations hereunder, (ii) either Party, without such consent, may assign or transfer this Agreement in connection with a Change of Control, and (iii) either Party, without such consent, may assign its rights and delegate its duties hereunder to a successor-in-interest in the sale of all or substantially all of its assets or that portion of its business to which this Agreements relates; provided that the Licensed Intellectual Property, Manufacturing and Supply Agreement, Pharmacovigilance Agreement, and any other agreement that the Parties enter into under this Agreement are also assigned or transferred to the same Third Party to which this Agreement is assigned or transferred. 49 US-DOCS\106669270.9

(b) This Agreement will be binding upon and inure to the successors and permitted assignees of the Parties and the name of a Party appearing herein will be deemed to include the names of such Party’s successor’s and permitted assigns to the extent necessary to carry out the intent of this Agreement. Any assignment not in accordance with this Section 19.2 will be void. 19.3 Further Actions. Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement. 19.4 Force Majeure. Neither Party will be liable or responsible to the other Party for loss or damages, nor will it have any right to terminate this Agreement for any default or delay attributable to any event beyond its reasonable control and without its fault or negligence, including but not limited to acts of God, acts of government (including injunctions), fire, flood, earthquake, strike, lockout, labor dispute, breakdown of plant, shortage of critical equipment, loss or unavailability of manufacturing facilities or material, casualty or accident, civil commotion, acts of public enemies, acts of terrorism or threat of terrorist acts, blockage or embargo and the like (a “Force Majeure Event”); provided, however, that in each such case the Party affected will use reasonable efforts to avoid such occurrence and to remedy it promptly. The Party affected will give prompt notice of any such cause to the other Party. The Party giving such notice will thereupon be excused from such of its obligations hereunder as it is thereby disabled from performing for so long as it is so disabled and for sixty (60) days thereafter and the Party receiving notice will be similarly excused from its respective obligations which it is thereby disabled from performing; provided, however, that such affected Party commences and continues to take reasonable and diligent actions to cure such cause. Notwithstanding the foregoing, nothing in this Section 19.4 will excuse or suspend the obligation to make any payment due hereunder in the manner and at the time provided. 19.5 Notices. All notices and other communications hereunder will be in writing and will be deemed given if delivered personally or by facsimile transmission (receipt verified), mailed by registered or certified mail (return receipt requested), postage prepaid, or sent by express courier service, to the Parties at the following addresses (or at such other address for a Party as will be specified by like notice; provided that notices of a change of address will be effective only upon receipt thereof): If to CCP, addressed to: Castle Creek Pharmaceuticals, LLC 6 Century Blvd. Parsippany, New Jersey 07054 Attention: Greg Wujek If to Fibrocell, addressed to: Fibrocell Science, Inc. 405 Eagleview Boulevard Exton, PA 19341 50 US-DOCS\106669270.9

Attn: Chief Executive Officer 19.6 Amendment. No amendment, modification or supplement of any provision of this Agreement will be valid or effective unless made in writing and signed by a duly authorized officer of each Party. 19.7 Waiver. No provision of this Agreement will be waived by any act, omission or knowledge of a Party or its agents or employees except by an instrument in writing expressly waiving such provision and signed by a duly authorized officer of the waiving Party. 19.8 Counterparts. This Agreement may be executed in counterparts, and each such counterpart hereof will be deemed to be an original instrument, but all such counterparts together will constitute but one agreement. Delivery of an executed counterpart of a signature page of this Agreement by PDF, facsimile or other electronic transmission will be effective as delivery of a manually executed original counterpart of this Agreement. 19.9 Construction. The descriptive headings of this Agreement are for convenience only, and will be of no force or effect in construing or interpreting any of the provisions of this Agreement. Except where the context otherwise requires, wherever used the singular will include the plural, the plural the singular, the use of any gender will be applicable to all genders. The terms “including” and “inclusive of” will mean “including without limitation.” The language of this Agreement will be deemed to be the language mutually chosen by the Parties and no rule of strict construction will be applied against either Party. 19.10 Governing Law. This Agreement will be governed by and interpreted in accordance with the substantive laws of the State of New York, U.S.A. without regard to its or any other jurisdiction’s laws, rules or principles that would result in the application of the laws of any jurisdiction other than the State of New York. Any disputes under this Agreement will be brought in the state or federal courts located in Manhattan or the Southern District of New York, U.S.A. The Parties irrevocably accept the exclusive jurisdiction of such courts solely and specifically for the purpose of adjudicating disputes arising out of or in connection with this Agreement and any other agreement entered into pursuant to this Agreement or in connection with this Agreement (including matters regarding the construction, interpretation and enforceability of such agreements), and in no event will any Party be deemed to have consented to such jurisdiction for any other purpose. Each Party further agrees that such courts provide a convenient forum for any such action, and waives any objections or challenges to venue with respect to such courts. 19.11 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under Applicable Law, but if any provision of this Agreement is held to be prohibited by or invalid under Applicable Law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement. In the event of such invalidity, the Parties will seek to agree on an alternative enforceable provision that preserves the original purpose of this Agreement. 51 US-DOCS\106669270.9

19.12 Compliance with Applicable Law. Each Party will comply with all Applicable Law in performing its obligations and exercising its rights hereunder. Nothing in this Agreement will be deemed to permit either Party to export, re-export or otherwise transfer any Information transferred hereunder or Product manufactured therefrom without complying with Applicable Law. 19.13 Entire Agreement of the Parties. This Agreement and the Exhibits attached hereto, and the Manufacturing and Supply Agreement, constitute and contain the complete, final and exclusive understanding and agreement of the Parties, and cancel and supersede any and all prior or contemporaneous negotiations, correspondence, understandings and agreements, whether oral or written, between the Parties respecting the subject matter of this Agreement (including the Confidential Disclosure Agreement), and neither Party will be liable or bound to any other Party in any manner by any representations, warranties, covenants, or agreements except as specifically set forth herein or therein. Nothing in this Agreement, express or implied, is intended to confer upon any Party, other than the Parties and their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided herein. To the extent that anything set forth in an exhibit attached hereto conflicts with the terms of this Agreement, the terms of this Agreement will control. 19.14 Performance by Affiliates. (a) Fibrocell recognizes that CCP may perform some or all of its obligations under this Agreement through Affiliates; provided, however, that CCP will remain responsible for the performance by its Affiliates and will cause its Affiliates to comply with the provisions of this Agreement in connection with such performance. (b) CCP recognizes that Fibrocell may perform some or all of its obligations under this Agreement through Affiliates; provided, however, that Fibrocell will remain responsible for the performance of its Affiliates and will cause its Affiliates to comply with the provisions of this Agreement in connection with such performance. 19.15 Non-Solicitation. While the Parties are performing research, Development and Commercialization activities under this Agreement and for a period of two (2) years thereafter, neither Party will, without the express written consent of the other Party, recruit, solicit or induce any employee of the other Party to terminate his or her employment with such other Party. The foregoing provision will not, however, restrict either Party or its Affiliates from advertising employment opportunities in any manner that does not directly target the other Party or its Affiliates or from hiring any persons who respond to such generalized public advertisements. [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK] 52 US-DOCS\106669270.9

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the Effective Date by their duly authorized representatives as set forth below: CASTLE CREEK PHARMACEUTICALS, LLC By: /s/ Gregory F. Wujek Name: Gregory F. Wujek Title: Chief Executive Officer FIBROCELL SCIENCE, INC. By: /s/ John M. Maslowski Name: John M. Maslowski Title: President and Chief Executive Officer 53 US-DOCS\106669270.9

EXHIBIT 1.41 FIBROCELL KNOW-HOW [**] US-DOCS\106669270.9

EXHIBIT 1.42 FIBROCELL PATENT RIGHTS [**] US-DOCS\106669270.9

EXHIBIT 1.45 FULLY BURDENED MANUFACTURING COSTS [**] US-DOCS\106669270.9

EXHIBIT 4.2(a)(i) DEVELOPMENT PLAN [**] US-DOCS\106669270.9

EXHIBIT 4.2(a)(ii) DEVELOPMENT BUDGET [**] US-DOCS\106669270.9

EXHIBIT 4.5(a) APPROVED SUBCONTRACTORS [**] US-DOCS\106669270.9